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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KAPSTONE PAPER AND PACKAGING CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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April 1, 2014

Dear Stockholder:

        This year's Annual Meeting of Stockholders will be held on Thursday, May 15, 2014 at 11:00 a.m., Central Daylight Time, at 1033 Skokie Boulevard, Suite 100, Northbrook, Illinois. You are cordially invited to attend.

        The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

        After reading the Proxy Statement, please make sure to vote your shares by promptly dating, signing, and returning the enclosed proxy card or attending the Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the Company's stockholders are important.

        A copy of the Company's 2013 Annual Report is also enclosed.

        I look forward to seeing you at the Annual Meeting.

Very truly yours,

Roger W. Stone Chairman and Chief Executive Officer

PROXY SUMMARY

        This summary contains highlights about our Company and the upcoming 2014 Annual Meeting of Stockholders. This summary does not contain all of the information that you should consider in advance of the meeting, and we encourage you to read the entire Proxy Statement carefully before voting.

 GOVERNANCE HIGHLIGHTS

  Board of Directors

  •
  10 directors; 8 are independent

  •
  All Committee members are independent

  •
  Director resignation policy

  •
  Executive sessions at each regularly scheduled Board meeting

  •
  Annual Board and Committee self-assessments

  •
  Increased stock ownership requirements for each non-employee director

  Stockholder Interests

  •
  No stockholder rights plan

  •
  Policies against hedging or pledging applicable to employees and directors

  •
  Stock ownership requirements for Named Executive Officers

  •
  Annual advisory vote to approve compensation of Named Executive Officers

EXECUTIVE COMPENSATION HIGHLIGHTS

        We believe that compensation for executives should be determined according to a competitive framework taking into account the financial performance of the Company, individual contributions and the external market in which the Company competes for executive talent. The Company relies on the following elements of compensation:

  •
  Base salary

  •
  Annual performance-based cash awards

  •
  Long-term incentive compensation in the form of stock options and restricted stock units

        In 2013, the Compensation Committee utilized the assistance of Frederic W. Cook & Co., an executive compensation consulting company, to assist in evaluating executive compensation programs and in evaluating executive officers' compensation compared to an established peer group of similar companies.

        Best practices associated with our executive compensation programs include:

  •
  No employment agreements

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  No severance arrangements

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  Capped performance-based cash awards

  •
  Clawback provisions on performance-based cash awards and long-term incentive awards

  •
  Benchmarking

  •
  Stock ownership requirements

 VOTING MATTERS

Agenda Items		Board Vote Recommendation	Page Reference
1.	Election of three directors, each for a three-year term	FOR each director nominee	6
2.	Vote to ratify appointment of Ernst & Young LLP as independent auditor for 2014	FOR	36
3.	Advisory vote to approve executive compensation	FOR	36
4.	Vote to approve the 2014 Incentive Plan	FOR	37

  Election of Directors (Proposal No. 1)

        The following table provides summary information about our nominees for election to the Board of Directors. Additional information for all directors, including nominees, may be found beginning on page 6 of this Proxy Statement.

Name	Director Since	Occupation	Independent
John M. Chapman	2005	Co-Founder and Managing Member of Arcade Partners LLC	Yes
Ronald J. Gidwitz	2008	Co-Founder and Partner of GCG Partners	Yes
Matthew Kaplan	2005	President and COO of KapStone Paper and Packaging Corporation	No

  Vote to Ratify Appointment of Independent Auditor (Proposal No. 2)

        We are asking stockholders to ratify the appointment of Ernst & Young LLP as our independent auditor for 2014. We paid Ernst & Young LLP a total of $3,440,354 in fees in 2013. Additional information regarding our independent auditor and audit fees may be found beginning on page 19 of this Proxy Statement.

  Advisory Vote to Approve Executive Compensation (Proposal No. 3)

        We are asking stockholders to cast an advisory, nonbinding vote to approve the compensation awarded to our Named Executive Officers as disclosed in this Proxy Statement. Additional information regarding our executive compensation may be found beginning on page 21 of this Proxy Statement.

  Vote to Approve the Company's 2014 Incentive Plan (Proposal No. 4)

        We are asking stockholders to approve our 2014 Incentive Plan. Additional information regarding this plan may be found beginning on page 37 of this Proxy Statement.

 MEETING INFORMATION

Date and time	May 15, 2014, 11:00 a.m. Central Daylight Time
Place	1033 Skokie Boulevard, Suite 100, Northbrook, Illinois 60062
Record date	March 17, 2014
Voting	Stockholders of record at the close of business on the record date may vote at the Annual Meeting. Each share is entitled to one vote on each matter to be voted upon.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 15, 2014

To the Stockholders:

        The Annual Meeting of Stockholders of KapStone Paper and Packaging Corporation ("KapStone" or the "Company") will be held on Thursday, May 15, 2014, at 11:00 a.m., Central Daylight Time, at 1033 Skokie Boulevard, Suite 100, Northbrook, Illinois, for the following purposes:

  1.
  To vote upon the election of the three Class B directors identified in the proxy statement that accompanies this notice, each to hold office for a three-year term and until his respective successor is elected and qualified. The Board of Directors has nominated the following persons for election as Class B directors at the meeting: John M. Chapman, Matthew Kaplan, and Ronald J. Gidwitz.

  2.
  To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014.

  3.
  To hold an advisory vote to approve the Company's executive compensation.

  4.
  To approve the Company's 2014 Incentive Plan.

  5.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Stockholders of record at the close of business on March 17, 2014 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. For ten days prior to the Annual Meeting, a complete list of the stockholders of record on March 17, 2014 will be available at the Company's principal offices for examination during ordinary business hours by any stockholder for any purpose relating to the meeting.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"
ALL DIRECTOR NOMINEES, AND "FOR" PROPOSALS 2, 3, AND 4.

By Order of the Board of Directors,

Roger W. Stone Chairman and Chief Executive Officer

Northbrook, Illinois
April 1, 2014

        IMPORTANT: Please promptly fill in, date, sign and return the enclosed proxy card in the accompanying pre-paid envelope to ensure that your shares are represented at the meeting. You may revoke your proxy before it is voted. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on May 15, 2014

        The Company's Proxy Statement for the 2014 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2013 are available at http://ir.kapstonepaper.com.

KapStone Paper and Packaging Corporation
1101 Skokie Boulevard
Suite 300
Northbrook, Illinois 60062

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

        The accompanying proxy is being solicited by the Board of Directors (the "Board") of KapStone Paper and Packaging Corporation (the "Company" or "KapStone") and contains information related to the Annual Meeting of Stockholders to be held on Thursday, May 15, 2014, at 11:00 a.m., Central Daylight Time, or any adjournment or postponement thereof ("Annual Meeting"), for the purposes described in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. The Annual Meeting will be held at 1033 Skokie Boulevard, Suite 100, Northbrook, Illinois. This Proxy Statement was filed with the Securities and Exchange Commission (the "SEC") and is first being sent or given to stockholders on or about April 1, 2014.

FREQUENTLY ASKED QUESTIONS

What am I voting on?

        You will be voting on:

  •
  The election of three (3) directors to serve on the Board;

  •
  The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2014;

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  Advisory approval of the compensation of the Company's named executive officers as disclosed in the Compensation, Discussion and Analysis section and accompanying compensation tables and related narratives contained in this Proxy Statement (the "Say-on-Pay resolution");

  •
  Approval of the Company's 2014 Incentive Plan; and

  •
  Any other matters properly brought before the meeting.

How does the Board recommend that I vote on each proposal?

        The Company's Board recommends that you vote:

  •
  FOR each of the director nominees;

  •
  FOR ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2014;

  •
  FOR the approval of the non-binding Say-on-Pay resolution; and

  •
  FOR the approval of the Company's 2014 Incentive Plan.

Who is entitled to vote at the meeting?

        Holders of record of shares of the Company's common stock, $.0001 par value per share ("Common Stock") at the close of business on March 17, 2014, (the "Record Date") will be entitled to vote. As of the close of business on the Record Date, there were 95,868,822 shares of Common Stock outstanding and entitled to vote.

How many votes am I entitled to?

        You are entitled to one vote for each share of Common Stock that you own.

 How do I vote shares held in my name?

        You may vote in person at the Annual Meeting or by proxy. If you properly complete and sign the enclosed proxy card, the shares held in your name will be voted as you direct. If you sign and return the proxy card but do not include voting instructions, the shares held in your name will be voted FOR the three directors nominees named in this Proxy Statement, FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm, FOR the approval of the Say-on-Pay resolution, and FOR the approval of the Company's 2014 Incentive Plan.

Can I change my vote after I return my proxy card?

        You may change your vote or revoke your proxy at any time before the polls close at the Annual Meeting by taking any of the following actions:

  •
  Delivering a later-dated proxy;

  •
  Giving written notice to the Company's Secretary; or

  •
  Voting in person at the Annual Meeting.

How do I vote my shares held by my broker?

        If your shares are held in street name, you must either direct your broker as to how to vote your shares, or obtain a proxy from your broker giving you the right to vote the shares in person at the Annual Meeting.

How many votes must be present to constitute a quorum?

        A quorum is the presence at the Annual Meeting in person or by proxy of a majority of the outstanding shares of Common Stock. There needs to be a quorum in order for the Annual Meeting to be held. Broker non-votes and proxies received but marked as abstentions will count for purposes of establishing a quorum. Broker non-votes occur when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for the particular matter and has not received voting instructions from the beneficial owner.

May my shares be voted if I do not provide my proxy?

        If your shares are held in street name, they may be voted on matters that the New York Stock Exchange (the "NYSE") considers "routine" even if you do not instruct your broker how to vote your shares. Accordingly, if you do not instruct your broker how to vote your shares, your broker can vote your shares to approve the appointment of Ernst & Young LLP as the Company's independent registered accounting firm, but your broker cannot vote your shares on the election of directors, the approval of the Say-on-Pay resolution, or the approval of the Company's 2014 Incentive Plan.

What vote is required to approve each proposal, assuming a quorum is present at the Annual Meeting?

        It will depend on each proposal.

  •
  For Proposal One: Stockholders will elect the three director nominees receiving the greatest number of votes. According to the Company's Corporate Governance Guidelines, in an uncontested election, if a director nominee fails to receive more votes cast for than against his or her re-election, the Board expects such director nominee to tender his or her resignation.

  •
  For Proposal Two: The affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting and entitled to vote is required for the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2014.

  •
  For Proposal Three: The affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting and entitled to vote is required for approval of the compensation of our named executive officers. Because the vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

  •
  For Proposal Four: The affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting and entitled to vote is required for approval of the Company's 2014 Incentive Plan.

How are we soliciting this proxy?

        We have retained AST Phoenix Advisors to aid in the solicitation of proxy materials for a fee of $7,000 plus expenses. In addition, the Company may solicit stockholder proxies by mail, telephone, Internet, or personally through certain of its directors, officers and employees who will receive no extra compensation for their services. The Company will bear all costs of soliciting proxies, including, upon request, reimbursing brokers for the reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of Common Stock.

How can I contact the Board?

        Anyone desiring to communicate directly with the Board or the non-management directors, individually or as a group, including the presiding director, may do so by written communication addressed to them at KapStone Paper and Packaging Corporation, 1101 Skokie Boulevard, Suite 300, Northbrook, IL 60062, Attention: Vice President, Secretary and General Counsel. Relevant communications will be forwarded by the Secretary to the appropriate directors depending on the facts and circumstances outlined in the communication.

STOCK OWNERSHIP

Security Ownership of Management

        The following table shows the amount of the Company's Common Stock beneficially owned, unless otherwise indicated, by the Company's directors, named executive officers, and directors and executive officers as a group as of March 17, 2014. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares listed. None of the shares are pledged as security. The total number of shares of Common Stock outstanding as of March 17, 2014 was 95,868,822.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)	Options Currently Exercisable or Exercisable Within 60 Days	Percentage of Common Stock
Roger W. Stone(2)	6,677,240	262,636	6.96%
Matthew Kaplan	3,314,669	354,828	3.46%
John M. Chapman	654,166	114,022	0.68%
Jonathan R. Furer	1,326,810	114,022	1.38%
Brian R. Gamache	27,858	16,750	0.03%
Ronald J. Gidwitz	99,022	16,750	0.10%
Matthew H. Paull	21,010	10,802	0.02%
S. Jay Stewart	66,890	114,022	0.07%
David P. Storch	27,872	10,802	0.03%
David G. Gabriel	4,000	—	0.00%
Andrea K. Tarbox	174,389	121,388	0.18%
Timothy P. Keneally	85,572	42,078	0.09%
Randy J. Nebel	4,000	—	0.00%

All directors and executive officers as a group (thirteen individuals)	12,483,498	1,178,100	13.02%

(1)
Includes options currently exercisable or exercisable within 60 days of March 17, 2014. Restricted stock units (RSUs) granted under the Company's Amended and Restated 2006 Incentive Plan do not have voting rights and are converted into shares of Common Stock when the vesting period lapses. None of the persons named in the table has RSUs that vest within 60 days of March 17, 2014.

(2)
2,934,800 shares of Common Stock are owned by Mr. Stone's family foundation of which Mr. Stone is director. Mr. Stone has sole voting control and investment discretion over such shares and 278,382 shares of Common Stock held by the Roger W. Stone 2009 GRAT dated June 3, 2009.

Security Ownership of Certain Beneficial Stockholders

        The following table shows those persons known to us as of March 17, 2014 to be the beneficial owners of more than 5% of the Company's Common Stock, with the exception of Roger W. Stone, whose ownership is included in the Security Ownership of Management table above. In furnishing the information below, we have relied upon filings made by the beneficial owners with the SEC, and have adjusted the reported holdings, where necessary, to reflect the two-for-one stock split in the form of a stock dividend (the "Stock Split") on the Company's Common Stock distributed on January 7, 2014 to all stockholders of record as of the close of business on December 23, 2013.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percentage of Outstanding Common Stock
BlackRock, Inc.(1)	9,593,247	10.0%
Wellington Management Company, LLP(2)	7,848,766	8.19%
The Vanguard Group(3)	5,873,146	6.13%

(1)
Reflects the holdings as of December 31, 2013 that BlackRock, Inc. reported in a Schedule 13G amendment dated February 6, 2014. It reported sole voting power with respect to 9,338,737 shares and sole dispositive power with respect to 9,593,247 shares. The business address of the reporting person is 40 East 52nd Street, New York, NY 10022.

(2)
Reflects the holdings as of December 31, 2013 that Wellington Management Company, LLP reported in a Schedule 13G amendment dated February 14, 2014. It reported shared voting power with respect to 5,472,278 shares and shared dispositive power with respect to 7,848,766 shares. The business address of the reporting person is 280 Congress Street, Boston, MA 02210.

(3)
Reflects the holdings as of December 31, 2013 that the Vanguard Group reported in a Schedule 13G filing dated February 6, 2014. At that time, it reported sole voting power with respect to 114,156 shares, sole dispositive power with respect to 5,764,790 shares, shared dispositive power with respect to 108,356 shares. The business address of the reporting person is 100 Vanguard Blvd, Malvern, PA 19355.

Securities Authorized for Issuance under Equity Compensation Plan

        The following table shows information about the Company's equity compensation plan at December 31, 2013. In furnishing the information below, we have adjusted the share amounts and exercise price to reflect the Stock Split.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options and Restricted Stock Units	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plan approved by stockholders(1)	3,201,750	$8.05	2,961,438	(2)
Equity compensation plans not approved by stockholders	—	—	—

Total	3,201,750	$8.05	2,961,438

(1)
Pursuant to the Company's Amended and Restated 2006 Incentive Plan

(2)
Includes 1,000,000 shares issuable under the Company's 2009 Employee Stock Purchase Plan, 904,080 of which are presently subject to purchase.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Company has a classified Board of Directors currently consisting of four Class A directors (David G. Gabriel, Brian R. Gamache, S. Jay Stewart and David P. Storch) who have terms expiring at the 2016 Annual Meeting of Stockholders, three Class B directors (John M. Chapman, Matthew Kaplan and Ronald J. Gidwitz) who have terms expiring at the 2014 Annual Meeting of Stockholders, and three Class C directors (Jonathan R. Furer, Matthew H. Paull, and Roger W. Stone) who have terms expiring at the 2015 Annual Meeting of Stockholders. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such Annual Meeting, or a shorter term to fill a vacancy in another class of directors.

        The nominees for election at the 2014 Annual Meeting of Stockholders to fill the three Class B positions on the Board of Directors are John M. Chapman, Matthew Kaplan and Ronald J. Gidwitz. If elected, the nominees for the Class B directors will be elected to serve three-year terms expiring at the Annual Meeting of Stockholders in 2017 and until their respective successors are elected and qualified. If a quorum is present and voting at the meeting, the three nominees for Class B director receiving the most votes will be elected Class B directors. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors.

        We believe our Board should be composed of individuals with sophistication and experience in many substantive areas that impact our business. We believe experience, qualifications or skills in the following areas are important: paper industry background; sales; manufacturing; capital markets; finance; accounting; leadership of complex organizations; international operations; and familiarity with board practices of major corporations. We believe that all of our Board members possess the professional and personal qualifications necessary for board service, and have highlighted particularly noteworthy attributes of each Board member in the individual biographies below.

        The following information relates to the nominees listed above and to the Company's other directors whose terms of office will extend beyond the 2014 Annual Meeting of Stockholders. Directors' ages are listed as of December 31, 2013.

Nominees for Election at the 2014 Annual Meeting of Stockholders

Class B
(Term Ends 2014)

John M. Chapman (age 53)	A director since the Company's inception, Mr. Chapman is a co-founder and has been a managing member of Arcade Partners LLC, a private equity firm, since November 2003. Mr. Chapman was a founding director and chief financial officer of Arcade Acquisition Corporation, a blank check acquisition company that completed its initial public offering in May 2007 and was dissolved in May 2009. From January 2004 until December 2011 he was a Managing Director of Washington & Congress Managers, a private equity firm. From March 1990 through December 2003, he was employed by Triumph Capital Group, Inc., a private equity firm, last serving as a Managing Director. Mr. Chapman received a B.A. from Bates College and an M.B.A. from the Tuck School of Business at Dartmouth College. Mr. Chapman's qualifications to serve on the Board include his experience in capital markets, finance and accounting.

Matthew Kaplan (age 56)	President, Chief Operating Officer and a director since the Company's inception in 2005, Mr. Kaplan was Manager of Stone-Kaplan Investments, LLC, a private investment company, from July 2004 through December 2007. He was President, Chief Operating Officer and a director of Box USA Holdings, Inc., a corrugated box manufacturer, from July 2000 until the sale of the company in July 2004. Mr. Kaplan began his career at Stone Container Corporation in 1979 and was serving as its Senior Vice President and General Manager of North American Operations when Stone Container Corporation merged with Jefferson Smurfit Corporation in November 1998. He was Vice President / General Manager Container Division with Smurfit-Stone Container Corporation and a director of the company until March 1999. Mr. Kaplan served on the board of directors of Victory Packaging from January 2007 until late 2011. In addition, Mr. Kaplan formerly served on the board of directors of Magnetar Spectrum Fund. He is a director of the American Forest and Paper Association and Pacific Millennium Paper Group Limited. Mr. Kaplan received a B.A. in Economics from the University of Pennsylvania and an M.B.A. from the University of Chicago. Mr. Kaplan is the son-in-law of Roger W. Stone. Mr. Kaplan's qualifications to serve on the Board include his experience in the paper industry, sales, manufacturing, capital markets, leadership of complex organizations, familiarity with board practices of major corporations and his service as an executive officer of the Company.
Ronald J. Gidwitz (age 68)
A director appointed in October 2008, Mr. Gidwitz co-founded GCG Partners, a strategic consulting and equity firm, in 1998 and has since served as a partner at that firm. Since 1974 he has served as a director of Continental Materials Corporation. From 1996 to 1998, he was President and Chief Executive Officer of the Unilever HPC Helene Curtis Business Unit. Previously, Mr. Gidwitz served as President, Chief Executive Officer and Director of Helene Curtis, a Fortune 500 consumer products company. Mr. Gidwitz received a B.A. in economics from Brown University. Mr. Gidwitz's qualifications to serve on the Board include his experience in sales, manufacturing, leadership of complex organizations, international operations, and familiarity with board practices of major corporations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

Class C
(Term Ends 2015)

Jonathan R. Furer (age 56)	A director since the Company's inception in 2005, Mr. Furer is a co-founder and has been a managing member of Arcade Partners LLC, a private equity firm, since November 2003. From January 2004 until December 2011 he was a Managing Director of Washington & Congress Managers, a private equity firm. He was a founding director and chief executive officer of Arcade Acquisition Corporation, a blank check acquisition company that completed its initial public offering in May 2007 and was dissolved in May 2009. Mr. Furer received a B.B.A. in international business from George Washington University. Mr. Furer's qualifications to serve on the Board include his experience in turnarounds, mergers and acquisitions, capital markets, finance and accounting.
Matthew H. Paull (age 62)
A director appointed in September 2010, Mr. Paull was Senior Executive Vice President and Chief Financial Officer of McDonald's Corporation, a worldwide foodservice retailer, from July 2001 until he retired from that position in January 2008. Before joining McDonald's in 1993, Mr. Paull was a partner at Ernst & Young LLP where he managed a variety of financial practices. He was named to the Board of Directors of Air Products and Chemicals, Inc. on September 25, 2013, where he serves on the Finance and the Corporate Governance and Nominating Committees. He previously served on the boards of Best Buy Co., Inc. (where he served as Lead Independent Director and on the Audit and Finance and Investment Policy Committees), and of WMS Industries, Inc. (where he served on its Audit and Ethics Committees). Mr. Paull also serves as an Advisory Director of Pershing Square Capital and on the Advisory Board of the One Acre Fund, a charity focused on improving the productivity of family farms in Africa. Previously Mr. Paull served as a board member of the Loyola Ronald McDonald House and as an advisory council member for the Federal Reserve Board of Chicago. He is a former executive professor in residence at the University of San Diego. Mr. Paull holds a Bachelor's degree and a Master's degree in Accounting from the University of Illinois. Mr. Paull's qualifications to serve on the Board include his significant financial acumen, knowledge of hedge funds and investments, broad experience in global operations and extensive experience in tax matters.

Roger W. Stone (age 78)	Chairman of the Board and Chief Executive Officer since the Company's inception in 2005, Mr. Stone was Manager of Stone-Kaplan Investments, LLC, a private investment company, from July 2004 through December 2007. He was Chairman and Chief Executive Officer of Box USA Holdings, Inc., a corrugated box manufacturer, from July 2000 until the sale of that company in July 2004. Mr. Stone was Chairman, President and Chief Executive Officer of Stone Container Corporation, a multinational paper company primarily producing and selling pulp, paper and packaging products, from March 1987 to November 1998, when Stone Container Corporation merged with Jefferson Smurfit Corporation, at which time he became President and Chief Executive Officer of Smurfit-Stone Container Corporation until March 1999. Mr. Stone is also Chairman of Stone Tan China Acquisition (Hong Kong) Co. Ltd. and Stone Tan China Holding Corporation. He is a former director of Smurfit-Stone Container Corporation; Morton International, Inc.; Morton Thiokol, Inc.; and Autoliv, Inc. Mr. Stone has served on the board of directors of McDonald's Corporation since 1989. Mr. Stone received a B.S. in Economics from the Wharton School at the University of Pennsylvania. Mr. Stone is the father-in-law of Matthew Kaplan. Mr. Stone's qualifications to serve on the Board include his experience in the paper industry, sales, manufacturing, capital markets, finance, leadership of complex organizations, international operations, and familiarity with board practices of major corporations and his service as an executive officer of the Company.

Class A
(Term Ends 2016)

David G. Gabriel (age 55)	A director appointed in May 2013, Mr. Gabriel has held the offices of President and Chief Executive Officer of Sonepar North America, a privately owned distributor of electrical products and related solutions, since September 2009. From May 2003 through August 2009, Mr. Gabriel served as President and Chief Executive Officer of Hagemeyer North America, a distributor of products and services relating to electrical, safety, and industrial products. He previously served as Senior Vice President and General Manager of Tenneco Automotive's North American aftermarket business until 2003. Before joining Tenneco in 1995, Mr. Gabriel spent fifteen years in various operating positions of increasing responsibility with PepsiCo, Inc. and Johnson & Johnson. He also serves on the Board of Directors of the Medical University of South Carolina's Children's Hospital. Mr. Gabriel earned his Bachelor of Science in Packaging Engineering from Michigan State University. Mr. Gabriel's qualifications to serve on the Board include his experience in sales, manufacturing, and leadership of complex organizations.

Brian R. Gamache (age 55)	A director appointed in October 2009, Mr. Gamache served as the Chairman and Chief Executive Officer of WMS Industries, Inc., a leading supplier to the gaming industry, until its merger with Scientific Games International, Inc. in 2013. He served as a member of the Board of Directors of WMS Industries from 2001 until 2013. Mr. Gamache continues with Scientific Games in a consulting capacity to provide strategic advice. Mr. Gamache is a Trustee of Lake Forest Academy. He received a B.S. in Business Administration from the University of Florida. Mr. Gamache's qualifications to serve on the Board include his experience in sales and marketing, mergers and acquisitions, manufacturing, leadership of complex organizations, and familiarity with board practices of major corporations.
S. Jay Stewart (age 75)
A director appointed in January 2007, Mr. Stewart was the non-executive chairman of Autoliv, Inc., a manufacturer and supplier of automotive safety systems, from 2001 to 2007 and its lead director from 2007 to 2011. Mr. Stewart served as Chairman and Chief Executive Officer of Morton International, Inc., from 1994 to 1999, and as Vice Chairman of Rohm and Haas Company for one year thereafter. He is a former director of Autoliv, Inc.; HSBC North American Holdings, Inc.; Household International, Inc.; Burns International Services Corp.; Box USA, Inc.; Rohm and Haas Company; Morton International, Inc.; and Morton Thiokol, Inc. Mr. Stewart holds a B.S. in chemical engineering from the University of Cincinnati and an M.B.A. from West Virginia University. Mr. Stewart's qualifications to serve on the Board include his experience in manufacturing, capital markets, finance, accounting, leadership of complex organizations, international operations, and familiarity with board practices of major corporations.
David P. Storch (age 61)
A director appointed in October 2009, Mr. Storch has served as the Chief Executive Officer of AAR Corp., a leading provider of diverse products and value-added services to the worldwide aviation/aerospace industry, since 1996. He has served as AAR's Chairman since 2005, President from 1989 to 2007, Chief Operating Officer from 1989 to 1996, and Vice President from 1988 to 1989. He serves as Chair of the Executive Committee of AAR. Mr. Storch has served on the Board of Directors of Kemper Corporation, a leading insurance and financial services provider formerly known as Unitrin, Inc., since May 2010. He serves as Lead Director of Kemper Corporation, and is a member of its Compensation, Executive, and Nominating & Governance Committees. Mr. Storch has served on the boards of The Executive Club of Chicago and the Chicago Urban League. He currently is a member of the Economics Club of Chicago and serves on the board of the Wings Club. He holds a B.A. from Ithaca College. Mr. Storch's qualifications to serve on the Board include his experience in sales, manufacturing, leadership of complex organizations, international operations, and familiarity with board practices of major corporations.

GOVERNANCE STRUCTURE

Role of the Board

        The Board is the ultimate decision-making body of the Company, except with respect to matters reserved to stockholders. The primary function of the Board is oversight. The Board, in exercising its business judgment, acts as an advisor and counselor to senior management and defines and enforces standards of accountability—all with a view to enabling senior management to execute their responsibilities fully and in the interests of stockholders. The following are the Board's primary responsibilities, some of which may be carried out by one or more Committees of the Board or the independent directors as appropriate:

  •
  Overseeing the conduct of the Company's business so that it is effectively managed in the long-term interests of stockholders;

  •
  Selecting, evaluating and compensating the Chief Executive Officer (CEO) and planning for CEO succession, as well as monitoring management's succession planning for other key executives;

  •
  Overseeing and reviewing the Company's strategic direction and objectives;

  •
  Monitoring the Company's accounting and financial reporting practices and reviewing the Company's financial and other controls;

  •
  Overseeing the Company's compliance with applicable laws and regulations; and

  •
  Overseeing the processes that are in place to safeguard the Company's assets and mitigate risks.

        In performing its oversight function, the Board is entitled to rely on the advice, reports and opinions of management, counsel, auditors and outside experts. In that regard, the Board and its Committees shall be entitled, at the expense of the Company, to engage such independent legal, financial or other advisors as they deem appropriate, without consulting or obtaining the approval of any officer of the Company.

Board Leadership Structure

        Our Bylaws require that our Chairman shall be a member of the Board of Directors and may or may not be an officer or employee of the Company. The principal duty of the Company's Chairman is to lead and oversee the Board. The Chairman should facilitate an open flow of information between management and the Board, and should lead a critical evaluation of Company management, practices and adherence to the Company's strategic plan and objectives.

        The Company's business is conducted by its employees, managers and officers, under the direction of senior management and led by the CEO. In carrying out the Company's business, the CEO and senior management are accountable to the Board and ultimately to stockholders. Management's primary responsibilities include the day-to-day operation of the Company's business, strategic planning, budgeting, financial reporting and risk management.

        Roger W. Stone is the company's Chairman of the Board and Chief Executive Officer. The Board believes that Mr. Stone's holding of both positions is in the best interests of the Company due to his vast experience in and knowledge of the paper industry. In addition, having the same person serve as Chairman of the Board and Chief Executive Officer facilitates information flow between management and the Board and helps to assure that the Company speaks with one voice. Mr. Stone's biography can be found on page 9 of this Proxy Statement.

        The Board does not have a lead independent director. However, Brian R. Gamache, one of our independent directors, is the presiding director at the meetings of the Board held in executive session. Furthermore, each of our Board committees consists entirely of independent directors.

Who are the independent directors?

        Our Corporate Governance Guidelines require that all directors except the Chief Executive Officer and President be independent. An independent director is one who is free of any relationship with the Company or its management that may impair, or appear to impair, the director's ability to make independent judgments, and who meets the NYSE's definition of independence. All members of the Audit, Compensation, and Nominating and Governance Committees shall be independent. The Board determines the independence of each director in accordance with the NYSE listing standards and the Corporate Governance Guidelines on an annual basis. The Board has determined that John M. Chapman, Jonathan R. Furer, David G. Gabriel, Brian R. Gamache, Ronald J. Gidwitz, Matthew H. Paull, S. Jay Stewart and David P. Storch are "independent" directors as that term is defined in the NYSE listing standards and the Corporate Governance Guidelines. In making this determination with respect to Mr. Gabriel, the Board considered, among other things, that he is the President and CEO of Sonepar North America, a company with which the Company engages in the ordinary course of business, including sales to Sonepar of corrugated containers and purchases from Sonepar of industrial, safety, and electrical materials.

How often did the Board meet during 2013?

        Directors are expected to attend all Board meetings and meetings of the Committees on which they serve. During the year ended December 31, 2013, the Board held five meetings. Each director serving on the Board in 2013 attended all of the meetings of the Board during their term, except for Messrs. Furer, Gabriel, and Gidwitz, who each missed one Board meeting. Mr. Gabriel, who joined the Board in May 2013, attended 67% of the meetings of the committees on which he served in 2013. All other directors attended at least 75% of the meetings for the committees on which they served, including six directors who attended 100% of all such committee meetings. The Board's independent directors meet in executive session, without any members of management present, at each regularly scheduled meeting of the Board. Brian R. Gamache is the presiding director at the executive sessions.

What is the Company's policy regarding director attendance at the Annual Meeting?

        Members of the Board are strongly encouraged to attend the Company's Annual Meeting of stockholders. All of the members of the Board attended the 2013 Annual Meeting of Stockholders.

What committees has the Board established?

        The Board has established three standing committees: Audit, Compensation, and Nominating and Governance. All of the members of the Committees are independent in accordance with applicable SEC regulations, the NYSE listing standards and the Company's Corporate Governance Guidelines.

Committee charters are available on the Governance tab of the Company's website at http://governance.kapstonepaper.com. Each Committee performs its own annual self-assessment.

	Audit	Compensation	Nominating and Governance
John M. Chapman	✓	✓
Jonathan R. Furer		*	✓
David G. Gabriel	✓
Brian R. Gamache	✓		*
Ronald J. Gidwitz		✓	✓
Matthew Kaplan
Matthew H. Paull	✓	✓
S. Jay Stewart	*	✓
Roger W. Stone
David P. Storch		✓	✓

*
Committee Chairperson

✓
Committee Member

        Audit Committee.    The Audit Committee's function is to review, with the Company's independent registered public accounting firm and management, the annual financial statements and independent registered public accounting firm's opinion, review and maintain direct oversight of the plan, scope and results of the audit by the independent registered public accounting firm, review and approve all professional services performed and related fees charged by the independent registered public accounting firm, be solely responsible for the retention or replacement of the independent registered public accounting firm, and monitor the adequacy of the Company's accounting and financial policies, controls, and reporting systems. In addition, the Audit Committee is responsible for risk oversight of the Company and provides risk assessment reports to the Board. None of the members serve on more than three public company audit committees. All of the members are "financially literate" under the NYSE listing standards, and the Board has determined that the following Audit Committee members are "audit committee financial experts" within the meaning of relevant SEC regulations: Messrs. Chapman, Gamache, Paull, and Stewart. The Audit Committee held ten meetings in 2013.

        Compensation Committee.    The functions of the Compensation Committee include providing guidance to management and assisting the Board in matters relating to the compensation of the Chief Executive Officer and executive officers, the Company's compensation and benefits programs, the Company's succession, retention and training programs, and such other matters that have a direct impact on the success of the Company's human resources. The details of the process and procedures followed by the Compensation Committee are disclosed in this Proxy Statement under the headings "Compensation Discussion and Analysis" and "Report of the Compensation Committee." The Compensation Committee held four meetings in 2013.

        Nominating and Governance Committee.    The Nominating and Governance Committee performs the following functions: assists the Board by identifying prospective director nominees and recommends to the Board the nominees for the annual meeting of stockholders; oversees the Board's annual performance evaluation process; evaluates the composition, organization and governance of the Board and its committees; and oversees the Company's Corporate Governance Guidelines. In addition, if any incumbent director fails to receive the required vote for re-election, the Nominating and Governance Committee is responsible for making a recommendation to the Board about whether to accept the director's resignation. The Nominating and Governance Committee held four meetings in 2013.

 How are directors nominated?

        The Nominating and Governance Committee is responsible for selecting candidates for Board membership, subject to Board approval, and for extending invitations to join the Board. In selecting candidates, the Board endeavors to find individuals of high integrity who have a solid record of accomplishment in their chosen fields and who display the independence of mind and strength of character to effectively represent the best interests of the stockholders. Candidates are selected for their ability to exercise good judgment, and to provide practical insights. Consistent with its charter, the Nominating and Governance Committee is responsible for screening candidates, establishing criteria for nominees, and for recommending to the Board a slate of candidates for election to the Board at the Annual Meeting of Stockholders. In performing these tasks, the Nominating and Governance Committee has the sole authority to retain and terminate any search firm to be used to identify candidates. Candidates are approved by the full Board. David G. Gabriel was appointed to the Board on May 16, 2013, after receiving a recommendation from Messrs. Stone and Kaplan.

        All directors except the Chief Executive Officer and the President are required to be independent. An independent Director is one who is free of any relationship with the Company or its management that may impair, or appear to impair, the Director's ability to make independent judgments, and who meets the NYSE's definition of independence.

        We do not have a specific diversity policy for our Board, however, we consider diversity to be a critical factor in evaluating the composition of the Board, and that for this purpose diversity includes perspectives, experience, differences and viewpoints, as well as race, ethnicity and gender. The Company values diversity and has women and/or minorities serving in several key positions including Chief Financial Officer, Treasurer, and Vice President of Containerboard and Kraft Paper Sales and Marketing.

        The Nominating and Governance Committee will consider director candidates recommended by stockholders on the same basis as it considers director candidates identified by the Committee. A stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating and Governance Committee must send a written notice to the corporate secretary at the principal office of the Company. Such notice must be delivered to our offices by the deadline relating to stockholder proposals to be considered for inclusion in our proxy material, as described in this Proxy Statement under the heading "Additional Information."

        Each notice delivered by a stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating and Governance Committee must include the following information:

  •
  the name, age, business address and residence address of such person;

  •
  the class and number of shares of capital stock of the Company which are beneficially owned by such person and any other indirect pecuniary or economic interest in any capital stock of the Company, including, without limitation, derivative instrument, swap, option, warrant, short interest, hedge or profit sharing arrangement;

  •
  the principal occupation or employment of such person;

  •
  written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

  •
  a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the nomination is made.

        A full description of the information that must be provided as to a prospective nominee is set forth in Article II, Section 4 of the Company's Bylaws, which are available on the Governance tab of the Company's website at http://governance.kapstonepaper.com. The Nominating and Governance Committee may require any prospective nominee to furnish such other information as the Committee may reasonably require to determine the qualifications of such nominee to serve as a director of the Company.

2013 Director Compensation

        The Nominating and Governance Committee recommends to the Board the form and amount of compensation for non-employee directors. Only non-employee directors are paid for their service on the Board. Each non-employee director of the Company received the following compensation for service as a director in 2013:

  •
  a quarterly retainer of $10,250;

  •
  a fee of $1,500 for each Board meeting and each committee meeting attended by such director;

  •
  reimbursement of reasonable expenses to attend Board and committee meetings; and

  •
  a grant of stock options and restricted stock units with a grant date value of approximately $59,700 (each option vests 50% on the second anniversary of the grant date and the remaining 50% on the third anniversary of the grant date; restricted stock units vest on the third anniversary of the grant date).

        Audit, Compensation and Nominating and Governance Committee chairpersons received an additional quarterly retainer of $2,500, $1,500 and $1,500, respectively.

        The following table provides information regarding the compensation of the non-employee directors for 2013.

Name	Fees Earned or Paid in Cash $(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
John M. Chapman	$69,500	$29,907	$29,798	$0	$129,205
Jonathan R. Furer	$65,000	$29,907	$29,798	$0	$124,705
David G. Gabriel	$41,250	$14,885	$14,895	$0	$71,030
Brian R. Gamache	$75,500	$29,907	$29,798	$0	$135,205
Ronald J. Gidwitz	$56,000	$29,907	$29,798	$0	$115,705
Matthew H. Paull	$71,000	$29,907	$29,798	$0	$130,705
S. Jay Stewart	$79,500	$29,907	$29,798	$0	$139,205
David P. Storch	$60,500	$29,907	$29,798	$0	$120,205

(1)
This column includes fees paid in cash, representing annual retainer for board membership and committee chairmanship and meeting attendance fees.

(2)
Represents the aggregate grant date fair value of restricted stock unit awards granted in 2013, calculated in accordance with Financial Accounting Standards Board ("FASB") Accounting Standard Codification ("ASC") 718, "Compensation—Stock Compensation." For a discussion of the relevant assumptions used in calculating these amounts, see Note 13 to Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K filed by the Company for the fiscal year ended December 31, 2013.

(3)
Represents the aggregate grant date fair value of stock options granted in 2013, calculated in accordance with FASB ASC 718. For a discussion of the relevant assumptions used in calculating these amounts, see Note 13 to Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K filed by the Company for the fiscal year ended December 31, 2013.

 Director Outstanding Equity Awards at 2013 Fiscal Year End

Name	Options(1)	Restricted Stock Units(1)
Roger W. Stone	406,922	125,106
Matthew Kaplan	499,114	125,106
John M. Chapman	122,804	7,786
Jonathan R. Furer	122,804	7,786
David G. Gabriel	2,032	682
Brian R. Gamache	25,532	7,786
Ronald J. Gidwitz	25,532	7,786
Matthew H. Paull	19,584	7,786
S. Jay Stewart	122,804	7,786
David P. Storch	25,532	7,786

(1)
The numbers of shares subject to options and restricted stock unit awards reflect the amount as of December 31, 2013. In furnishing this information, we have adjusted the share amounts to reflect the Stock Split.

Director Stock Ownership Requirements

        On March 13, 2014, our Board increased the stock ownership requirements applicable to our non-employee directors from three times the annual Board cash retainer to five times the annual Board cash retainer. The Board originally created stock ownership requirements to further align the interests of our non-employee directors with those of the Company's stockholders and encourage long-term stockholder value by requiring our non-employee directors to hold a significant equity stake in the Company. Restricted stock unit awards and vested stock options count toward the ownership requirements. Under the policy, newly appointed or elected directors have four (4) years from joining the Board to comply with these requirements. The Board may, in its discretion, make exceptions to the stock ownership requirements in periods of volatile markets. All directors who are required to comply currently comply with these requirements.

Corporate Governance

        The following corporate governance materials are available on the Governance tab of the Company's website at http://governance.kapstonepaper.com: (1) Corporate Governance Guidelines; (2) Code of Conduct and Ethics; and (3) the Charters of our Audit, Compensation, and Nominating and Governance Committees. We will provide a copy of these documents to our stockholders, without charge, upon written request addressed to the Company at 1101 Skokie Blvd., Suite 300, Northbrook, IL 60062, Attention: Vice President, Secretary and General Counsel.

Risk Oversight

        The Board's involvement in risk oversight involves both the Audit Committee and the full Board. Risk oversight is a standing agenda item at each Audit Committee meeting. The Committee receives reports from the Company's Vice President, Internal Audit as well as from the independent registered public accounting firm at each Audit Committee meeting. The Company's Vice President and Chief Financial Officer and Vice President and Controller both provide reports to the Audit Committee regarding risk factors, including, but not limited to, treasury risks pertaining to credit, debt, and interest rates as well as financial and accounting risks. The General Counsel keeps the Audit Committee abreast of issues pertaining to litigation, regulatory matters, and compliance. The Chairman of the Audit Committee reports on the activities of the Committee regarding risk at each meeting of the full Board. Other committees of our Board may also practice risk oversight related directly to such committees' responsibilities. In addition, each regularly scheduled meeting of the Board includes a report from the Company's Chief Executive Officer, Chief Operating Officer and its Vice President and General Managers of the Mill Division and Container Division regarding operating risks at each facility, and risks affecting the industry as a whole.

REPORT OF THE AUDIT COMMITTEE

        The purpose of the Audit Committee is to assist the Board in its general oversight of KapStone's financial reporting, internal controls, risk and audit functions.

        As described in the Audit Committee Charter, the Committee has oversight responsibilities to stockholders, potential stockholders, the investment community, and other stakeholders related to the:

  •
  integrity of the Company's financial statements;

  •
  financial reporting process;

  •
  systems of internal accounting and financial controls;

  •
  performance of the Company's internal audit function and independent registered public accounting firm;

  •
  independent registered public accounting firm's qualifications and independence;

  •
  compliance with ethics policies and legal and regulatory requirements; and

  •
  risk oversight.

        The Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP, the Company's independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of KapStone's financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in the Securities Exchange Act of 1934 as amended (the "Exchange Act") Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

        The Audit Committee provided oversight and advice to management relating to management's assessment of the adequacy of KapStone's internal control over financial reporting in accordance with the requirements of the Sarbanes Oxley Act of 2002. The Audit Committee held private sessions with Ernst & Young LLP to discuss the annual audit. At the conclusion of the process, the Audit Committee reviewed a report from management on the effectiveness of the Company's internal control over financial reporting. The Committee also reviewed the report of management contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 28, 2014, as well as Ernst & Young LLP's Report of Independent Registered Public Accounting Firm included in the Company's Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

        The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed under Auditing Standard No. 16 (Communications with Audit Committees) as amended and as adopted by the Public Company Accounting Oversight Board (the "PCAOB"). In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures regarding the auditors' independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with Ernst & Young LLP its independence. In addressing the quality of management's accounting judgments, the Audit Committee asked for management's representations and reviewed certifications prepared by the Chief Executive Officer and

Chief Financial Officer that the audited consolidated financial statements of the Company fairly present, in all material respects, the financial condition and results of operations of the Company. Based on the review of the consolidated financial statements and discussions with and representations from management and Ernst & Young LLP referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in KapStone's Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

        In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all non-audit services to be provided by Ernst & Young LLP. In addition, the Audit Committee pre-approves all audit and audit related services provided by Ernst & Young LLP. A further discussion of the fees paid to Ernst & Young LLP for audit and non-audit expenses is included below under the heading "Independent Registered Public Accounting Firm."

AUDIT COMMITTEE S. Jay Stewart (Chairman) John M. Chapman Brian R. Gamache David G. Gabriel Matthew H. Paull

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees of Independent Registered Public Accounting Firm

        Ernst & Young LLP acted as the independent registered public accounting firm for the Company since 2006. During such period Ernst & Young LLP also provided certain audit-related and permitted non-audit services. The Audit Committee's policy is to approve all audit, audit-related, tax and permitted non-audit services performed by Ernst & Young LLP for the Company in accordance with Section 10A(i) of the Exchange Act, and the SEC's rules adopted thereunder. In 2013 and 2012, the Audit Committee approved in advance all engagements by Ernst & Young LLP on a specific project-by-project basis, including audit, audit-related, tax and permitted non-audit services. No services were rendered by Ernst & Young LLP to the Company in 2013 or 2012 pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

        Ernst & Young LLP's fees for services provided for the years ended December 31, 2013 and 2012, respectively, are as follows:

	2013	2012
Type of Fees
Audit fees(1)	$2,712,000	$1,984,235
Audit-related fees(2)	$390,504	—
Tax fees(3)	$337,850	558,615
All other fees	—	—

	$3,440,354	$2,542,850

(1)
Consists of fees for the audit of the Company's annual consolidated financial statements and reviews of the consolidated financial statements included in the Quarterly Reports filed on Form 10-Q and fees for the audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. Fees increased in 2013 primarily due to the Longview Fibre acquisition.

(2)
Consists of fees incurred for due diligence services related to the Longview Fibre acquisition.

(3)
Pertains to the preparation of the Company's federal, state and foreign income tax returns for the immediately preceding year and assistance with tax authority audits. In addition, both years include fees for acquisition-related tax planning services.

EXECUTIVE OFFICERS

        The following individuals have been elected by our Board to serve in the capacities set forth below.

Name	Age as of 12/31/2013	Position
Roger W. Stone	78	Chairman and Chief Executive Officer
Matthew Kaplan	56	President and Chief Operating Officer
Andrea K. Tarbox	63	Vice President and Chief Financial Officer
Timothy P. Keneally	66	Vice President and General Manager and President of the Container Division
Randy J. Nebel	57	Vice President and General Manager and President of the Mill Division

        Biographical information regarding Mr. Stone and Mr. Kaplan is included under the heading "Election of Directors."

        Andrea K. Tarbox was appointed as our Vice President and Chief Financial Officer in January 2007. Ms. Tarbox served as a financial consultant to the Company from April 2006 until her appointment as Vice President and Chief Financial Officer. Ms. Tarbox played a key financial role in the acquisitions by the Company of Longview Fibre Paper and Packaging, Inc. ("Longview Fibre") in July 2013 and the Kraft Papers Business from International Paper Company ("IP") in January 2007. From March 2003 through March 2006, Ms. Tarbox served as Chief Financial and Administrative Officer for Uniscribe Professional Services, Inc. From July 1994 until February 2003, Ms. Tarbox was employed by Gartner Inc., last serving as Group Vice President-Finance and Treasurer. Prior to that, Ms. Tarbox assumed financial positions of increasing responsibility in several global companies including British Petroleum, p.l.c. and Fortune Brands, Inc. Ms. Tarbox began her career with Ernst & Young LLP and is a Certified Public Accountant. Ms. Tarbox earned a B.A. degree in Psychology from Connecticut College and an M.B.A. from the University of Rhode Island. In 2012, Ms. Tarbox received the Chicago CFO of the Year® Award from the Financial Executives International Chicago Chapter.

        Timothy P. Keneally has been Vice President and General Manager of the Company since January 2007, and was appointed President of the Company's Container Division in August 2013. Previously, Mr. Keneally served as President of the Company's Mill Division from January 2007 to August 2013. Before joining KapStone, he served as Vice President of Industrial Packaging of IP from 2000 to December 2006 and led the IP team that assessed the review of strategic alternatives relating to the kraft paper and containerboard business. He was the lead person in presenting the historical performance of the business and assisted in defining the future strategy for the business, and was the lead operating person during the Charleston Kraft Division acquisition and the U.S. Corrugated acquisition. He is a director of the Fibre Box Association. Mr. Keneally has 42 years of experience in the paper and packaging industry. Mr. Keneally earned a B.A. degree in History from Marist College in Poughkeepsie, NY.

        Randy J. Nebel was appointed as Vice President and General Manager of the Company and President of the Company's Mill Division in August 2013. Previously, Mr. Nebel served as President of Longview Fibre from 2008 to July 2013 and Vice President of Mill Operations and Chief Operating Officer for Longview Fibre from 2008 to 2009. During his time at Longview Fibre he led the transformation of that company, achieving world class safety performance, excellent environmental performance and top tier financial performance. From 1997 to 2007 he served in various roles at Weyerhaeuser Company, including Vice President and Mill Manager. He is a member of the boards of directors of the National Association of Manufacturers and, the Cowlitz County Economic Development Committee, and was formerly a board member of the American Forest and Paper Association. Mr. Nebel has over 35 years of experience in the paper and packaging industry. Mr. Nebel earned a B.S. degree in Chemical Engineering from Montana State University.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        Our compensation programs for executive officers are administered by the Compensation Committee (the "Committee"), which is composed solely of independent directors as defined in the NYSE listing standards. The Committee operates under a written charter adopted by the Board.

        The Committee has reviewed and approved the following discussion and analysis, which analyzes the objectives and results for 2013 of the Company's compensation policies and procedures for its five executive officers: Roger W. Stone, the Company's Chief Executive Officer; Matthew Kaplan, the Company's President and Chief Operating Officer; Timothy P. Keneally, the Company's Vice President and General Manager and President of the Company's Container Division; Randy J. Nebel, the Company's Vice President and General Manager and President of the Company's Mill Division; and Andrea K. Tarbox, the Company's Vice President and Chief Financial Officer (the "Named Executive Officers"). The Company's compensation programs have been adopted in order to implement the Committee's compensation philosophy, while taking into account the Company's financial performance. The Committee periodically reviews the Company's compensation programs and practices in light of the Committee's compensation philosophy, changes in laws and regulations, and the Company's financial goals.

Compensation Policies and Objectives

        The Committee believes that compensation for executive officers should be determined according to a competitive framework, taking into account the financial performance of the Company, individual contributions and the external market in which the Company competes for executive talent. In determining the compensation of the Company's executive officers, the Committee seeks to achieve the following objectives through a combination of fixed and variable compensation.

Pay Competitively

        A total compensation package should be competitive. For executive officers, including the Company's Chief Executive Officer, the Committee considers the level of compensation paid to individuals in comparable executive positions in the Company's peer group in order to recruit and retain executive talent.

Pay for Performance

        Our compensation practices are designed to create a direct link between the aggregate compensation paid to each executive officer and the financial performance of the Company. In order to accomplish this, the Committee considers the individual performance of each executive officer by reviewing, among other factors, the achievement of pre-established corporate and individual performance objectives as well as the recommendations of the Chief Executive Officer. The amount of each component of an executive officer's compensation is based in part on the Committee's assessment of that individual's performance as well as the other factors discussed in this section.

Executives as Stockholders

        Our compensation practices are also designed to link a portion of each executive officer's compensation opportunity directly to the value of the Company's Common Stock through the use of stock-based awards.

 Elements of Compensation

        To accomplish its compensation objectives and philosophy, the Committee relies on the following elements of compensation, each of which is discussed in more detail below:

  •
  Base salary;

  •
  Annual performance-based cash awards; and

  •
  Long-term incentive compensation (in the form of stock options and restricted stock units).

        When approving the compensation of the Company's executive officers, the Committee reviews all of the elements of the Company's executive compensation program. Each component of executive compensation is designed for a specific purpose. For example, salaries are a significant component of cash-based annual compensation. Salaries are set to compensate each executive based on that executive's employment and salary history and position within the Company and comparable competitive salaries at companies included in our peer group and the survey data. With regard to the variable components of the compensation package, annual performance-based cash awards are tied generally to the Company's short-term financial performance, while equity-based compensation is directed towards the Company's successful results over a longer period. The purpose of the combination of salary, annual cash awards, and equity awards is to provide the appropriate level of total annual cash compensation and long term incentives, combined with an appropriate performance-based component. The Committee places the greatest emphasis on performance-based compensation through annual cash awards and long term equity-based awards, which together comprise the largest portion of executive officer compensation. The Committee believes that the Company's executive compensation package, consisting of these components, is comparable to the compensation provided in the market in which the Company competes for executive talent and is critical to accomplishing its recruitment and retention aims.

No Severance Agreements

        The Company does not have employment agreements or severance arrangements with any of the Named Executive Officers.

Overview of Compensation Program and Process

Role of Committee

        The Committee is responsible for reviewing and approving the base salaries, annual performance-based cash awards, and long-term incentive compensation for the Company's executive officers.

Role of Management

        Management assists the Committee in fulfilling its responsibilities with respect to evaluating executive performance, proposing appropriate performance targets for the annual and long-term incentive plans and developing recommendations as to appropriate salary levels and award amounts. For 2013, the Company's Chief Executive Officer, Mr. Stone, provided to the Committee his recommendations with respect to potential compensation of the other Named Executive Officers. The Committee reviewed and gave considerable weight to these recommendations because of Mr. Stone's direct knowledge of the other executives' performance and contributions. With respect to those officers, the Committee ultimately used its collective judgment to determine the compensation levels, including base salaries, annual performance-based cash awards and long-term equity award grants. Mr. Stone recommended that his compensation levels be identical to those of the Company's President, Mr. Kaplan, due to the current and historical level of work and responsibilities shared by them. The Committee ultimately determined and approved Mr. Stone's compensation independently based on its collective judgment, and accepted his recommendation to compensate Mr. Kaplan in the same manner. Mr. Stone also negotiated Mr. Nebel's compensation levels, including base salaries, annual performance-based cash awards and long-term equity award grants. The Committee reviewed and approved Mr. Nebel's compensation.

Role of Compensation Consultant

        As part of its process, the Committee utilized the assistance of Frederic W. Cook & Co., an executive compensation consulting company ("Cook"), to assist in evaluating executive compensation programs and in evaluating executive officers' compensation compared to an established peer group of similar companies. Cook was engaged by and communicated directly with the Committee. In determining compensation for 2013, the Committee considered a market analysis prepared by Cook in early 2013 which compared our compensation program to a variety of compensation surveys and a peer group of 17 companies. The companies included in the peer group are set forth in this Proxy Statement under the heading "Benchmarking."

        Other than as described herein, Cook did not provide any other services to the Company or the Committee in 2013. The Committee has considered the independence of Cook in light of SEC rules and NYSE listing standards. In connection with this process, the Committee has reviewed, among other items, a letter from Cook addressing the independence of Cook and the members of the consulting team serving the Committee, including the following factors: (i) other services provided to us by Cook, (ii) fees paid by us as a percentage of Cook's total revenue, (iii) policies or procedures of Cook that are designed to prevent conflicts of interest, (iv) any business or personal relationships between the senior advisor of the consulting team with a member of the Committee, (v) any Company stock owned by the senior advisor or any immediate family member, and (vi) any business or personal relationships between our executive officers and the senior advisor. The Committee discussed these considerations and concluded that the work performed by Cook and its senior advisor involved in the engagement did not raise any conflict of interest.

Results of Advisory Votes

        At the 2013 Annual Meeting of Stockholders, the Company's stockholders approved, on a non-binding advisory basis, the overall compensation of the Company's Named Executive Officers as presented in the Proxy Statement for that meeting, with approximately 96% of the votes cast in favor. Given the high level of stockholder support, the Compensation Committee did not make any changes to the Company's executive compensation philosophy, principles, and elements in response to the vote.

Benchmarking

        The Committee reviews survey information of executive compensation, both with respect to target and actual compensation data available, payable by a designated peer group. The purpose of this review is to evaluate whether the Company's total executive compensation levels (including base salaries, annual cash awards, and equity awards) is viewed by the Committee to be reasonable, competitive, and appropriate. The Committee considers executive compensation paid at the peer companies when setting executive compensation levels at the Company, but the Committee does not attempt to maintain a specified target percentile within this peer group to determine executive compensation. In light of the request by Mr. Stone that he and Mr. Kaplan receive the same level of compensation, the Committee compares the aggregate compensation for Messrs. Stone and Kaplan against the aggregate compensation for the chief executive officers and chief operating officers of the peer group companies.

        The peer group of companies is comprised of firms that are similar to the Company in terms of business lines, market conditions, and size. The Committee expects to reevaluate from time to time the composition of the designated peer group as the Company executes its strategy of organic and strategic growth. In 2013, the Committee added Graphic Packaging Holding Company and Silgan Holdings Inc. to the peer group due to their similar product lines. The addition of these two companies resulted in a comparison group of seventeen companies with a median revenue of approximately $1.6 billion.

2013 Peer Group

Boise, Inc.	Neenah Paper, Inc.
Buckeye Technologies, Inc.	Norbord Inc.
Clearwater Paper Corp.	Packaging Corporation of America
P.H. Glatfelter Company	Rock-Tenn Company
Graphic Packaging Holding Company	Schweitzer-Mauduit International, Inc.
Greif, Inc.	Silgan Holdings Inc.
Louisiana-Pacific Corporation	Verso Paper Corp.
Mercer International Inc.	Wausau Paper Corporation
Myers Industries, Inc.

Components of Executive Compensation

        The following provides an analysis of each element of compensation, what each is designed to reward and why the Committee chose to include it as an element of the Company's executive compensation

Base Salary

        Base salaries are reviewed annually in the context of the Committee's consideration of the effect of base compensation on recruiting and retaining executive talent. Accordingly, the Committee considers the executive compensation of the peer group. In establishing each executive officer's base salary, the Committee considers several factors, including individual job performance, salary history, competitive external market conditions for recruiting and retaining executive talent, the scope of the executive's position and level of experience and changes in responsibilities.

        In March 2013, the base salaries of executive officers were established in accordance with the foregoing practices. Salaries for the Named Executive Officers were reviewed in March and increases, based on the compensation objectives discussed above, became effective April 1, 2013. Of the Named Executive Officers, the Committee increased the salaries of Mr. Stone and Mr. Kaplan from $515,000 to $575,000. The Committee increased the salary of Mr. Keneally from $356,000 to $373,000 and the salary of Ms. Tarbox from $350,000 to $367,000.

        The salary increases for the executive officers reflect the performance of the Company in 2012, including net sales; earnings per share, earnings before interest, income taxes, depreciation and amortization (EBITDA); and successful integration of U.S. Corrugated Inc. into the Company.

        In August 2013, following the appointment of Randy J. Nebel as the Company's Vice President and General Manager and President of the Company's Mill Division, the Committee approved a salary for Mr. Nebel of $382,591.

Annual Performance-Based Cash Awards

        The objective of the annual performance-based cash award element of compensation is to align the interests of the Named Executive Officers with the Company's financial goals for the year. In setting financial and operating targets, which are established in the first calendar quarter, the Committee considers the Company's annual budget and certain short-term operating and financial objectives.

        With respect to the Company's EBITDA goal for 2013, the Committee established the following target payout levels:

	40% Payout	100% Payout	200% Payout
EBITDA	$138,000,000	$193,000,000	$239,000,000

        EBITDA is defined as net earnings excluding interest, income taxes, depreciation and amortization, extraordinary items and the cumulative effect of accounting changes. This non-GAAP measure is the same measure management uses internally to manage and to evaluate the business and performance of the Company. At the time it set these target payout levels, the Committee believed that, based on the Company's budget, it would be difficult for executives to achieve payouts towards the high end of the EBITDA target payout levels. The Company's EBITDA for 2013 used for incentive plan calculations was $211,222,000 resulting in the Named Executive Officers achieving payouts of 139.6% of the EBITDA target ("EBITDA Achievement").

        In 2013, Mr. Stone and Mr. Kaplan had an approved target of 100% of their respective salary, or $575,000, and a maximum of 200% of their salary, or $1,150,000. Their cash award was weighted 100% on the achievement of the Company's EBITDA goal. Accordingly, each achieved and was paid the incentive of $802,700 ($575,000 × 139.6%).

        Mr. Keneally's cash award was weighted 100% on the achievement of the Company's EBITDA goal. His approved target was 60% of his salary, or $223,800, and a maximum of 120% of his salary, or $447,600. Therefore, Mr. Keneally achieved and was paid an incentive of $312,425 ($223,800 × 139.6%).

        Ms. Tarbox's cash award was weighted 100% on the achievement of the Company's EBITDA goal. Her approved target was 60% of her salary, or $220,200, and a maximum of 120% of her salary, or $440,400. Therefore, Ms. Tarbox achieved and was paid an incentive payment of $307,399 ($220,200 × 139.6%).

        Mr. Nebel's cash award was weighted 100% on the achievement of the Company's EBITDA goal. His approved target was 60% of his salary, or $229,555, and a maximum of 120% of his salary, or $459,109, with actual payout prorated for his service during 2013. Therefore, Mr. Nebel achieved and was eligible for an full-year incentive of $320,459 ($228,555 × 139.6%). Since Mr. Nebel joined the Company on July 18, 2013, upon the acquisition of Longview Fibre, Mr. Nebel was paid a prorated incentive payment of $160,229.

Long-Term Incentive Compensation

        The Committee determines the awards of long-term compensation through equity incentives (in the form of stock options and restricted stock units) granted to executive officers as well as other eligible employees. The Committee believes that including an equity component in executive compensation closely aligns the interests of the executives and the Company's stockholders and rewards executives in line with stockholder gains. The practice of the Committee is to consider annual equity grants to key employees, including the Named Executive Officers, at its regularly scheduled meeting in March or April. Equity grants at other times depend upon extraordinary circumstances such as promotions, new hires, or acquisitions.

        Equity awards are made under the Amended and Restated 2006 Incentive Plan, which provides for the grant of non-qualified stock options, incentive stock options, restricted stock, restricted stock units and other stock-based awards. The Company's long term incentive compensation for 2013 consisted of stock options and restricted stock units. This equity award allocation reflected the desire to maintain a strong long-term equity component in executive compensation, to reduce the number of equity units required to provide such component and to adjust compensation practices appropriately in light of

FASB ASC 718, which requires companies to recognize the compensation cost related to "share-based payment transactions," like stock options, in their financial statements.

        Equity grants made during 2013 to executive officers and senior management, including the Named Executive Officers, were determined by the Committee based upon the compensation objectives of the Committee, as discussed above, and informed by the evolving nature of executive compensation practices. In determining the size of the equity grants for the Named Executive Officers, the Committee made an evaluation of a number of factors, including: competitive market practices; the level of responsibility of the individual; the individual's job performance and ability to influence corporate results; and the cost to the Company and the related effect of equity grants on earnings per share dilution. The Committee's intention was to deliver approximately the same economic value through the restricted stock unit component of the award as the stock option component. Accordingly, during 2013, restricted stock units were awarded in a ratio of 1 restricted stock unit for every 2.5 stock options awarded. This allocation reflects the relationship between the value of restricted stock units, which is based on the market value of the underlying Common Stock on the date of grant, and the fair market value of stock options on the date of grant (which is generally two or three to one).

        Stock options produce value for executives and employees only if the Common Stock price increases over the exercise price, which is set at the closing price on the date of grant. Also, through vesting and forfeiture provisions, stock options and restricted stock units create incentives for executive officers and senior management to remain with the Company.

Plan Changes: Prohibition on Repricing of Options Without Stockholder Approval

        On March 8, 2012, the Board authorized an amendment and restatement of the 2006 Incentive Plan, effective for all awards granted under the plan on or after March 8, 2012. The amendment prohibits the purchase of underwater options and the repricing of options. The 2006 Incentive Plan also prohibits buy-outs of options or restricted stock units without stockholder approval.

2013 Awards

        The Committee granted the following equity awards under the Amended and Restated 2006 Incentive Plan to the Named Executive Officers in 2013:

Executive Officers	Stock Options	Restricted Stock Units
Roger W. Stone	90,490	35,410
Matthew Kaplan	90,490	35,410
Timothy P. Keneally	34,066	13,330
Randy J. Nebel	12,572	4,222
Andrea K. Tarbox	34,066	13,330

        Each of the stock options for Messrs. Stone and Kaplan and Ms. Tarbox was granted by the Committee on March 6, 2013 with an exercise price of $13.83 per share (the closing price of the Company's Common Stock on the date of grant, as adjusted for the Stock Split). The stock options for Mr. Nebel were granted by the Committee on August 22, 2013 with exercise price of $21.83 per share (the closing price of the Company's Common Stock on the date of grant, as adjusted for the Stock Split).

        All stock options that were granted vest 50% on the second anniversary of the grant date and the remaining 50% on the third anniversary of the grant date. Restricted stock units granted will vest 100% on the third anniversary of the grant date. All stock options and restricted stock units vest immediately upon the death, disability or retirement of a recipient who has attained the age of 65.

Clawback of Compensation

        Clawback provisions are included in all awards under the Amended and Restated 2006 Incentive Plan. Pursuant to those provisions, the Board may require an employee who engaged in fraud or misconduct to repay annual performance-based cash awards and long-term incentive awards.

No Pledging of Stock

        The Company's Insider Trading Policy prohibits its employees and directors from pledging Company securities as collateral for a loan.

No Hedging Transactions

        The Company has enacted an anti-hedging policy regarding Company securities applicable to all employees and directors.

Severance and Change-in-Control Benefits

        The Company does not agree in advance to provide post-termination or change-in-control benefits to executive officers in the event that they terminate employment with the Company. The Company reserves the right to provide severance benefits to executives when they terminate employment with the Company. None of the Named Executive Officers has an employment agreement that provides for termination, severance or change-in-control benefits.

        The Company does not have formal change-in-control provisions in the Amended and Restated 2006 Incentive Plan. However, the Amended and Restated 2006 Incentive Plan provides the Board with the discretion to adjust equity awards in the event of certain corporate transactions, including a change-in-control. This adjustment may include the assumption of awards by an acquiring or successor entity, the termination of unexercised awards upon a change-in-control and the cash-out of awards in the event of a sale or similar transaction which results in the Company's stockholders receiving a payment for their shares of Common Stock. The Committee may also provide for the acceleration and vesting of awards at any time, including upon a change-in-control.

        Stock options and restricted stock units awarded under the Amended and Restated 2006 Incentive Plan vest immediately upon an award recipient's death, Retirement or Disability. The terms "Retirement" and "Disability" are defined in the Amended and Restated 2006 Incentive Plan.

        The Performance Incentive Plan provides that if a participant is terminated by the Company following a change-in-control but prior to the payment of an annual incentive award for a performance period thereunder, the participant will be entitled to such award only if the applicable performance goals are achieved, such award to be prorated for the actual number of months worked in the year.

        The Committee believes that the provisions provided under both the Amended and Restated 2006 Incentive Plan and the Performance Incentive Plan are appropriate because an employee's position could be adversely affected by a change in control even if he or she is not terminated.

Perquisites and Personal Benefits

        In general, the Company does not provide perquisites or personal benefits to the Named Executive Officers that are not available to other employees.

Pension Benefits or Supplemental Retirement Benefits

        The Company provides pension or retirement benefits to the Named Executive Officers consisting of the 401(k) plan with company matching contributions and retirement savings account contributions. Pursuant to the 401(k) plan, the Company makes a matching contribution equal to 100% of the first

4% of the employee's pay contributed to the plan plus 50% of the next 2% of pay contributed. At the end of each 401(k) plan year, the Company makes an additional retirement savings account contribution based upon the age of the respective Named Executive Officer at the end of the plan year and total earnings for the year subject to maximum amount of $255,000 in accordance with Internal Revenue Service regulations. Other than Mr. Nebel's participation in the pension plan assumed by the Company during the acquisition of Longview Fibre Paper and Packaging, Inc., the Committee does not believe that pension or other supplemental retirement benefits other than the 401(k) plan are necessary to further the objectives of the Company's executive compensation program.

Health and Welfare Benefits

        All full-time employees, including our Named Executive Officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Regulatory Considerations

        Section 162(m) of the Internal Revenue Code generally denies a publicly traded company a Federal income tax deduction for compensation in excess of $1.0 million paid to certain of its executive officers. Performance-based compensation is exempt from the deduction limit, however, if certain requirements are met. The Compensation Committee structures compensation to take advantage of this exemption under Section 162(m) to the extent practicable, while satisfying the Company's compensation policies and objectives. Because the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet the standards of Section 162(m) when necessary to enable the Company to continue to attract, retain, and motivate highly-qualified executives, it reserves the authority to approve potentially non-deductible compensation in appropriate circumstances.

Named Executive Officer Stock Ownership Requirements

        On March 7, 2013, our Board increased the stock ownership requirements applicable to the Named Executive Officers based on a multiple of annual base salary. The Board originally created stock ownership requirements in 2011 to further align the interests of our Named Executive Officers with those of the Company's stockholders and encourage long-term stockholder value by requiring our Named Executive Officers to hold a significant equity stake in the Company. The following table illustrates the current stock ownership requirements:

Position	Ownership requirement
Chief Executive Officer	6x base salary
Chief Operating Officer	6x base salary
Other Named Executive Officers	2x base salary

        The revised guidelines more than double the required ownership levels, expressed as multiples of salary, compared with the original requirements. Named Executive Officers may aggregate their shareholdings to accomplish their ownership requirement, and restricted stock units and vested options count toward the ownership requirements. Newly appointed Named Executive Officers have four years from their appointment to comply with the requirements. The Board may, in its discretion, make exceptions to the policy in periods of volatile markets. As of the record date, all Named Executive Officers complied with these requirements, except for Mr. Nebel. Mr. Nebel joined the Company on July 18, 2013, upon the Company's acquisition of Longview Fibre. He has until July 18, 2017 to comply with the stock ownership requirements, in accordance with their terms.

 Report of the Compensation Committee

        The Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. Based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the registrant's Annual Report on Form 10-K and this Proxy Statement.

COMPENSATION COMMITTEE Jonathan R. Furer (Chairman) John M. Chapman Ronald J. Gidwitz Matthew H. Paull S. Jay Stewart David P. Storch

Compensation Committee Interlocks and Insider Participation

        There were no interlocks or other relationships among the Company's executive officers and directors during 2013 that are required to be disclosed under applicable SEC disclosure requirements.

RISK OVERSIGHT OF COMPENSATION

        The Compensation Committee assesses the risks and rewards associated with the Company's compensation programs. The Committee reviews and approves compensation programs with features designed to reward long-term achievement and discourage excessive short-term risk taking. As discussed in the Compensation Discussion & Analysis, an independent executive compensation consulting firm hired by the Committee advises the committee with respect to our executive compensation practices and programs, including their associated risks. The Committee concluded that the Company's compensation programs, taken as a whole and considered within the other financial control and approval processes in place at the Company, do not present a reasonable likelihood of having a material adverse effect on the Company.

SUMMARY COMPENSATION TABLE

        The following table summarizes the total compensation earned by or paid to the Named Executive Officers for the years ended December 31, 2013, 2012, and 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Roger W. Stone	2013	$575,000	$—	$489,543	$489,551	$802,700	$—	$28,050	$2,384,844
Chairman of the	2012	$515,000	$—	$425,000	$557,875	$475,192	$—	$27,500	$2,000,567
Board and	2011	$500,000	$—	$387,495	$446,171	$555,375	$—	$26,950	$1,915,991
Chief Executive
Officer
Matthew Kaplan	2013	$575,000	$—	$489,543	$489,551	$802,700	$—	$25,500	$2,382,294
President and	2012	$515,000	$—	$425,000	$557,875	$475,192	$—	$25,000	$1,998,067
Chief Operating	2011	$500,000	$—	$387,495	$446,171	$555,375	$—	$24,500	$1,913,541
Officer
Timothy P. Keneally	2013	$373,000	$—	$184,287	$184,297	$312,425	$—	$28,050	$1,082,059
Vice President	2012	$356,000	$—	$159,995	$210,024	$197,089	$—	$27,500	$950,608
and General	2011	$345,000	$—	$145,005	$166,954	$265,452	$—	$26,950	$949,361
Manager
Randy J. Nebel(5)	2013	$176,580	$—	$92,145	$92,153	$160,229	$32,907	$0	$554,014
Vice President and General Manager
Andrea K. Tarbox	2013	$367,000	$—	$184,287	$184,297	$307,399	$—	$28,050	$1,071,033
Vice President	2012	$350,000	$—	$159,995	$210,024	$193,768	$—	$27,500	$941,287
and Chief	2011	$320,000	$—	$145,005	$166,954	$252,768	$—	$26,950	$911,677
Financial Officer

(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC 718 Compensation—Stock Compensation. For a discussion of the relevant assumptions used in calculating these amounts, see Note 13 to the Consolidated Financial Statements included in the Annual Report on Form 10-K filed by the Company for the fiscal year ended December 31, 2013.

(2)
Represents the non-equity incentive plan compensation awarded to the Named Executive Officer with regard to performance in the fiscal year.

(3)
Amount shown for Mr. Nebel represents the increase in the actuarial present value of his pension benefits during the applicable fiscal year. No other named executive officer participates in a pension plan. See "Pension Benefits" on page 33 of this Proxy Statement for additional information regarding Mr. Nebel's pension benefits.

(4)
All Other Compensation for 2013 is as follows:

Name	401(k) Plan Matching Contributions ($)	Retirement Savings Account ($)	Total ($)
Roger W. Stone	$12,750	$15,300	$28,050
Matthew Kaplan	$12,750	$12,750	$25,500
Timothy P. Keneally	$12,750	$15,300	$28,050
Randy J. Nebel	$0	$0	$0
Andrea K. Tarbox	$12,750	$15,300	$28,050
(5)
Mr. Nebel commenced employment with the Company on July 18, 2013, and the amounts shown for Mr. Nebel's salary, stock awards, option awards, and non-equity incentive plan compensation reflect the amounts earned as prorated for his service in 2013. See "Components of Executive Compensation" on page 24 of this Proxy Statement for additional information regarding Mr. Nebel's compensation.

2013 GRANTS OF PLAN-BASED AWARDS

          The following table provides information on non-equity incentives, restricted stock units and stock options granted in 2013 to each of the Named Executive Officers. In furnishing the information below, we have adjusted the share amounts and exercise price to reflect the Stock Split.

					All Other Stock Awards: Number of Shares of Stock(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)
		Estimated Future Payouts, Under Non-Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards(4) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Roger W. Stone	3/6/2013					90,490	$13.83	$489,551
	3/6/2013				35,410			$489,543
		$230,000	$575,000	$1,150,000
Matthew Kaplan	3/6/2013					90,490	$13.83	$489,551
	3/6/2013				35,410			$489,543
		$230,000	$575,000	$1,150,000
Timothy P. Keneally	3/6/2013					34,066	$13.83	$184,297
	3/6/2013				13,330			$184,287
		$89,520	$223,800	$447,600
Randy J. Nebel	8/22/2013					12,572	$21.83	$92,153
	8/22/2013				4,222			$92,145
		$91,822	$229,555	$459,109
Andrea K. Tarbox	3/6/2013					34,066	$13.83	$184,297
	3/6/2013				13,330			$184,287
		$88,080	$220,200	$440,400

(1)
Represents the potential amounts of cash award that could have been received for 2013 performance under the 2008 Performance Incentive Plan. For actual amounts paid, see the column entitled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table.

(2)
Represents restricted stock units granted under the Amended and Restated 2006 Incentive Plan that vest 100% on the third anniversary of the grant date.

(3)
Represents options granted under the Amended and Restated 2006 Incentive Plan that vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date.

(4)
The exercise price for all options is equal to the closing Common Stock price as reported on the NYSE on the grant date.

(5)
This column shows the fair value of restricted stock units and stock options as of the grant date computed in accordance with FASB ASC 718. For a discussion of the assumptions used in calculating these amounts, see Note 13 to the consolidated financial statements included in the Annual Report on Form 10-K filed by the Company for the fiscal year ended December 31, 2013.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR END

        The following table set forth certain information with regard to all unexercised options and all unvested restricted stock units held by the Named Executive Officers at December 31, 2013. In furnishing the information below, we have adjusted the share amounts, market value, and exercise prices to reflect the Stock Split.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price(2) ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)
Roger W. Stone	3/6/2013	—	90,490	$13.83	3/6/2023	3/6/2013	35,410	$989,001
	3/7/2012	—	107,594	$8.88	3/7/2022	3/7/2012	43,038	$1,202,051
	3/3/2011	58,322	58,322	$7.31	3/3/2021	3/3/2011	46,658	$1,303,158
	5/27/2010	92,192	—	$4.68	5/27/2020
Matthew Kaplan	3/6/2013	—	90,490	$13.83	3/6/2023	3/6/2013	35,410	$989,001
	3/7/2012	—	107,594	$8.88	3/7/2022	3/7/2012	43,038	$1,202,051
	3/3/2011	58,322	58,322	$7.31	3/3/2021	3/3/2011	46,658	$1,303,158
	5/27/2010	184,384	—	$4.68	5/27/2020
Timothy P. Keneally	3/6/2013	—	34,066	$13.83	3/6/2023	3/6/2013	13,330	$372,307
	3/7/2012	—	40,506	$8.88	3/7/2022	3/7/2012	16,202	$452,522
	3/3/2011	—	21,824	$7.31	3/3/2021	3/3/2011	17,460	$487,658
Randy J. Nebel	8/22/2013	—	12,572	$21.83	8/22/2023	8/22/2013	4,222	$117,920
Andrea K. Tarbox	3/6/2013	—	34,066	$13.83	3/6/2023	3/6/2013	13,330	$372,307
	3/7/2012	—	40,506	$8.88	3/7/2022	3/7/2012	16,202	$452,522
	3/3/2011	21,824	21,824	$7.31	3/3/2021	3/3/2011	17,460	$487,658
	5/27/2010	68,996	—	$4.68	5/27/2020

(1)
All stock options that were granted vest 50% on the second anniversary of the grant date and the remaining 50% on the third anniversary of the grant date.

(2)
On December 10, 2012, payment of the $2.00 per share special cash dividend resulted in a change in the capitalization of the Company. In accordance with the Company's Amended and Restated 2006 Incentive Plan, the Committee adjusted the exercise price of outstanding employee options downward by $2.00 per share. The exercise prices reported in this table reflect such adjustment for options granted before December 10, 2012.

(3)
The restricted stock units become 100% vested on the third anniversary of the grant date.

(4)
The market value of the restricted stock unit awards was calculated by multiplying the number of shares of Common Stock by $27.93 per share, the closing price of the Common Stock on the NYSE on December 31, 2013 as adjusted for the Stock Split.

 OPTION EXERCISES AND STOCK VESTED IN 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Roger W Stone
2010 Equity Award(1)	—	—	34,111	$1,005,933
Matthew Kaplan
2010 Equity Award(1)	—	—	34,111	$1,005,933
Timothy P. Keneally
2010 Equity Award(1)	17,249	$609,752	12,764	$376,410
2011 Equity Award	10,912	$328,451	—	—
Randy J. Nebel
	—	—	—	—
Andrea K Tarbox
2008 Equity Award	30,548	$891,359	—	—

(1)
The reported 2010 values reflect the number of restricted stock units that vested during the year ending December 31, 2013, multiplied by our closing stock price on the May 27, 2013 vesting date ($29.49).

PENSION BENEFITS IN 2013

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Randy J. Nebel	Employees' Pension Plan of Longview Fibre Paper and Packaging, Inc.
	• Traditional Plan	5.9	$29,877	$0
	• Cash Balance Plan	N/A	$146,059	$0

        The Company acquired Longview Fibre Paper and Packaging, Inc. ("Longview") in July 2013. In connection with this acquisition the Company assumed the Employees' Pension Plan of Longview Fibre Paper and Packaging, Inc. (the "Plan").

        Prior to January 1, 2009, the Plan was structured as a traditional pension plan pursuant to which the retirement benefits of participants were based on years of service and average ending compensation. Longview terminated and froze this aspect of the Plan on December 31, 2008. Mr. Nebel's benefit under this portion of the Plan will be $278.81 per month payable commencing at age 65 as a single life annuity.

        Effective January 1, 2009, the Plan was converted to a cash balance plan ("CB Plan"). Under the CB Plan, the benefit is based on the value of a hypothetical "cash account" in Mr. Nebel's name. The cash account is credited with pay credits at the end of each pay period. There are two pay credits: (1) a basic pay credit and (2) a supplemental pay credit. The basic pay credit is an amount equal to 5.5% of Mr. Nebel's eligible earnings for the pay period, while the supplemental pay credit is an amount equal to 4.5% of Mr. Nebel's salary for the pay period. In addition, Mr. Nebel's cash account is credited with quarterly interest credits, based on the balance at the beginning of the applicable quarter and any pay credits added to his account for that quarter. For 2013, the interest credit was calculated using an average 5.60% rate. Upon retirement, Mr. Nebel's cash account will either be converted to an annuity and he will receive a monthly benefit for his lifetime, or he has the option of receiving a lump sum payment.

 STOCK PRICE PERFORMANCE PRESENTATION

        The following graph compares a $100 investment in the Company's Common Stock on December 31, 2008, with a $100 investment in each of the S&P 500 and the S&P Paper and Packaging Index also made on December 31, 2008. The graph portrays total return, 2008-2013, assuming reinvestment of dividends.

Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
December 2013

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

        As discussed in the Compensation Discussion and Analysis, the Company generally does not agree in advance to provide post-termination or change-in-control benefits to its executive officers in the event that they terminate employment with the Company. None of the Company's Named Executive Officers has any agreement with the Company that provides for termination, severance or change-in-control benefits.

        As also discussed in the Compensation Discussion and Analysis, the Committee has the authority to cause all equity awards made under the Amended and Restated 2006 Incentive Plan to vest upon a change in control.

        Stock options and restricted stock units awarded under the Amended and Restated 2006 Incentive Plan vest immediately upon an award recipient's death, Retirement or Disability, and such stock options remain exercisable for a period of one year, but in no event may such exercise period extend beyond the expiration date of the options. The terms "Retirement" and "Disability" are defined in the Amended and Restated 2006 Incentive Plan. Based on the closing market price of the Company's Common Stock of $55.86 on the NYSE on December 31, 2013, the value of options and unvested restricted stock units held by each Named Executive Officer on December 31, 2013 that would vest immediately upon their respective death, Disability, or Retirement was: Mr. Stone, $11,370,063; Mr. Kaplan, $13,513,527; Ms. Tarbox, $5,069,226; Mr. Keneally, $3,014,949; and Mr. Nebel, $295,249.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        The Board recognizes that Related Person Transactions (as defined below) can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. In March 2008, the Board delegated authority to the Nominating and Governance Committee to review and approve Related Person Transactions, and the Committee has adopted written procedures for the review, approval, or ratification of Related Person Transactions. Under such procedures, a "Related Person Transaction" is any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) the Company is or was a participant, and (c) any Related Person has or will have a material direct or indirect interest (other than solely as a result of being a director or trustee (or any similar position) or a less than 10 percent beneficial owner of another entity). A "Related Person" is any (a) person who is an executive officer, director or nominee for election as a director of the Company, (b) greater than 5 percent beneficial owner of the Company's outstanding Common Stock, or (c) Immediate Family Member of any of the foregoing. An "Immediate Family Member" is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any person (other than a tenant or employee) sharing the household of a person. The Nominating and Governance Committee reviews all of the relevant facts and circumstances of all Related Person Transactions that require the Committee's approval and either approves or disapproves of the entry into the Related Person Transaction. In determining whether to approve or ratify a Related Person Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person's interest in the transaction.

        From time to time, the Company retains the services of White Oak Aviation, LLC, an aviation services company owned by Messrs. Stone and Kaplan, for the use of an airplane to transport the Company's executive officers and directors, as well as advisors retained by the Company traveling with them, on business matters. During the year ended December 31, 2013, the Company paid White Oak Aviation an aggregate of $349,986. White Oak Aviation, LLC invoices the Company using hourly rates and fuel charges and associated costs that are equal to or less than the market prices that it charges its third party customers. These payments were not designed to be, nor did they amount to, compensation to Messrs. Stone and Kaplan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. SEC regulations require these individuals to give the Company copies of all Section 16(a) reports they file.

        Based solely on its review of reports that were furnished to the Company and written representations from our executive officers and directors, the Company believes that its executive officers, directors and greater than 10% stockholders complied with all filing requirements related to Section 16(a) during 2013, except for Messrs. Stone, Kaplan, and Keneally, who each did not timely file a Form 4 related to the vesting on May 28, 2013 of restricted stock units, which had been awarded to them on May 27, 2010.

 CODE OF ETHICS

        The Company adopted a Code of Conduct and Ethics applicable to all directors, executive officers and employees of the Company including its Chief Executive Officer and Chief Financial Officer. The Code of Conduct and Ethics addresses, among other things, the items included in the definition of "code of ethics" included in Item 406 of the SEC's Regulation S-K. The Code of Conduct and Ethics is available on the Governance tab of the Company's website at http://governance.kapstonepaper.com.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

        The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2014. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if the representatives desire to do so, and to be available to respond to appropriate questions.

        The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the meeting is required for ratification of this appointment. Abstentions will not have any effect upon the outcome of voting with respect this proposal. Because this proposal is considered a routine matter, there will not be any broker non-votes with respect to this proposal and your broker will have the discretion to vote your shares on this proposal even if you do not provide voting instructions.

        Although there is no requirement that Ernst & Young LLP's appointment be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accounting firms if the stockholders choose not to ratify the appointment of Ernst & Young LLP. The Audit Committee may terminate the appointment of Ernst & Young LLP as the Company's independent registered accounting firm without the approval of the stockholders whenever the Audit Committee deems such termination appropriate.

        Amounts paid by the Company to Ernst & Young LLP for all services rendered in 2013 and 2012 are disclosed on page 19 of this Proxy Statement.

The Board of Directors and the Audit Committee Recommend a Vote "FOR" the Ratification of the
Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2014.

PROPOSAL 3
APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION

        Pursuant to Section 14A of the Exchange Act, the Company asks that you indicate your approval, on a non-binding basis, of a resolution relating to the compensation of its named executive officers as disclosed in this Proxy Statement under the heading "Executive Compensation." This is the third year that the Company is asking stockholders to vote on this type of proposal, known as a "say-on-pay" vote. At the Annual Meeting of Stockholders held in 2013, of the total vote cast, approximately 96% of the Company's stockholders voted in favor of the Company's say-on-pay proposal. At the 2011 Annual Meeting, stockholders were asked to vote on a proposal seeking their views as to whether the say-on-pay vote should be held every year, every two years or every three years. A majority of stockholders voting on the matter indicated a preference for holding such vote on an annual basis. Accordingly, the Board decided, as previously disclosed, that the advisory vote on named executive officer compensation will be held on an annual basis at least until the next non-binding stockholder vote on the frequency with which future say-on-pay votes should be held.

        As described in detail under the heading "Executive Compensation" and in the related tables and disclosures, our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success.

        The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the meeting is required for approval of this proposal. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to this proposal. Even though this say-on-pay vote is advisory and therefore will not be binding on the Company, the Compensation Committee and the Board value the opinions of our stockholders. The outcome of the vote, along with other relevant factors, will be considered when making future executive compensation decisions.

        For the reasons discussed above and under the heading "Executive Compensation," we are asking our stockholders to indicate their support for our named executive officer compensation by voting FOR the following resolution at the Annual Meeting.

        RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosure).

The Board of Directors Recommends a Vote "FOR" the Approval of the Advisory Resolution Relating to the Company's Compensation of Our Named Executive Officers as Disclosed in this Proxy Statement.

PROPOSAL 4
APPROVAL OF THE COMPANY'S 2014 INCENTIVE PLAN

        At the Annual Meeting, our stockholders will be asked to approve the KapStone Paper and Packaging 2014 Incentive Plan (the "2014 Plan"). The 2014 Plan was approved by the Board on March 13, 2014, subject to stockholder approval. Stockholder approval of the 2014 Plan will provide the Company with flexibility to grant awards from a pool of shares available under the 2014 Plan for purposes of attracting and retaining the best available talent and encouraging the highest level of performance for the Company. The Company intends to achieve these objectives by affording eligible employees and independent contractors of the Company and its affiliates the opportunity to acquire a proprietary interest in the Company, through the grant of:

  •
  incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"));

  •
  nonqualified stock options;

  •
  restricted stock and restricted stock units (collectively, "Stock Awards"); and

  •
  stock appreciation rights ("SARs").

        As of February 28, 2014, approximately 4,575 employees and 8 non-employee directors would be eligible to participate in the 2014 Plan; however, participation in our prior incentive plan, the KapStone Paper and Packaging 2006 Incentive Plan (the "Prior Plan"), has historically been limited to certain senior-level employees and non-employee directors, which, as of March 7, 2014, included approximately 120 employees and 8 non-employee directors.

 Plan Highlights

        Some of the key features of the 2014 Plan are as follows:

  •
  The 2014 Plan will be administered by the Compensation Committee or a subcommittee thereof, comprised entirely of independent directors;

  •
  Options and SARs granted under the 2014 Plan may not be repriced without stockholder approval;

  •
  Under the 2014 Plan, the maximum number of shares of Common Stock available for awards is 8,500,000, which includes shares of Common Stock that remained available for future grants under the Prior Plan as of December 31, 2013 (for the sake of clarity, no additional awards will be made under the Prior Plan);

  •
  Except with respect to substitute awards granted in connection with a corporate transaction, the purchase price of options and the base price for SARs granted under the 2014 Plan may not be less than the fair market value of a share of Common Stock on the date of grant; and

  •
  Awards granted under the 2014 Plan will be subject to our clawback policy, as in effect from time to time.

Description of the 2014 Plan

        The following description is qualified in its entirety by reference to the plan document, a copy of which is attached to this Proxy Statement as Annex A and incorporated herein by reference.

Administration

        The 2014 Plan will be administered by the Compensation Committee of the Board (the "Committee") or a subcommittee thereof, consisting of two or more members of the Board, each of whom is intended to be (i) a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) an "outside director" within the meaning of Section 162(m) of the Code, and (iii) "independent" within the meaning of the rules of the NYSE.

        Subject to the express provisions of the 2014 Plan, the Committee will have the authority to grant awards under the 2014 Plan and determine all of the terms and conditions of each award. The Committee will also have authority to prescribe, amend and rescind rules and regulations relating to the 2014 Plan and make all other determinations the Committee may deem necessary or advisable for the administration of the 2014 Plan.

        The Committee may delegate some or all of its power and authority under the 2014 Plan to the Board or to the Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate, except that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

Available Shares

        Under the 2014 Plan, 8,500,000 shares of Common Stock will initially be available for all awards, subject to adjustment in the event of certain corporate transactions as described in the 2014 Plan. On March 12, 2014 the closing sales price per share of Common Stock as reported on the NYSE was $30.41. To the extent the Company grants a stock option or an SAR under the 2014 Plan, the number of shares of Common Stock that remain available for future grants will be reduced by an amount equal to the number of shares subject to such stock option or SAR. To the extent the Company grants a Stock Award under the 2014 Plan, the number of shares of Common Stock that remain available for future grants will be reduced by an amount equal to two times the number of shares subject to such award. If an award granted under the 2014 Plan or the Prior Plan, other than substitute awards, is forfeited, terminated, cancelled, expires without being exercised or settled in cash, or if a Stock Award is repurchased by the Company in accordance with the terms of the 2014 Plan, the shares of Common Stock subject to the award, will be available for additional grants under the 2014 Plan. Such shares will correspondingly increase the total number of shares of Common Stock available for issuance, with such increase based on the same share ratio by which the applicable share reserve was decreased upon the grant of the applicable award under the 2014 Plan or the Prior Plan.

        To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which options or SARs, or a combination thereof, may be granted during any fiscal year of the Company to any person will be 500,000 shares, subject to the adjustment provisions included in the 2014 Plan, (ii) with respect to Stock Awards, the maximum number of shares of Common Stock subject to such awards that may be granted during any fiscal year of the Company to any person will be 250,000 shares, subject to the adjustment provisions included in the 2014 Plan, and (iii) with respect to awards denominated in cash, the maximum amount that may be granted during any fiscal year of the Company to any person will be $3 million.

Eligible Participants

        Under the 2014 Plan, awards may be granted to employees, officers and directors of, and consultants and advisors to, the Company, as selected by the Committee or its delegate.

Change in Control

        In the event that a change in control occurs, the Board may (i) determine that an award will be assumed or substituted with a substantially equivalent award by an acquiring or succeeding entity (or an affiliate thereof) on such terms as the Board determines to be appropriate; (ii) upon written notice to the grantee, provide that an award will terminate immediately prior to the consummation of the transaction unless exercised by the grantee within a specified period following the date of the notice; (iii) in the event that the change in control is a sale or similar transaction under the terms of which holders of Common Stock receive a payment for each share of Common Stock surrendered in the transaction (the "Sales Price"), make or provide for a payment to each grantee equal to the amount by which (A) the Sales Price times the number of shares of Common Stock subject to the award (to the extent such award is then exercisable or vested) exceeds (B) the aggregate exercise or base price, if any, for all such shares of Common Stock; or (iv) make such other equitable adjustments as the Board deems appropriate.

        Under the terms of the 2014 Plan, a change in control is generally defined as (i) certain acquisitions of 35% or more of the combined voting power for the election of directors, (ii) a change in our Board resulting in the incumbent directors ceasing to constitute at least a majority of our Board, (iii) the consummation of the liquidation or sale or other disposition of 50% or more of the assets of the Company, and (iv) the consummation of any merger or consolidation resulting in the stockholders of the Company beneficially owning less than 50% of the combined voting power of the surviving corporation.

Effective Date, Termination and Amendment

        If approved by our stockholders at the annual meeting, the 2014 Plan will become effective as of March 13, 2014, which is the date of the Board's approval of the 2014 Plan, and will terminate on the tenth anniversary of the effective date, unless earlier terminated by the Board. The Board may amend, suspend or terminate the 2014 Plan at any time, provided that (i) it obtains stockholder approval if required by law or by the rules of any stock exchange, and (ii) no such amendment materially adversely affects the right of a grantee in any award previously granted, without the grantee's written consent.

Options and SARs

        The 2014 Plan provides for the grant of incentive stock options, nonqualified stock options, and SARs. The Plan Committee has the sole discretion to determine the terms and conditions of each stock option and SAR award.

        Each stock option will be exercisable for no more than ten (10) years after its date of grant, unless the option is an incentive stock option and the optionee owns greater than ten percent (10%) of the voting power of all shares of capital stock of the Company (a "ten percent holder"), in which case the option will be exercisable for no more than five years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the purchase price of a stock option will not be less than 100% of the fair market value of a share of Common Stock on the date of grant, unless the option is an incentive stock option and the optionee is a ten percent holder, in which case the option purchase price will be the price required by the Code, currently 110% of fair market value of a share of Common Stock on the date of grant.

        Each SAR will be exercisable for no more than ten (10) years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the base price of an SAR will not be less than 100% of the fair market value of a share of Common Stock on the date of grant. An SAR entitles the holder to receive upon exercise (subject to withholding taxes) Common Stock (which may be restricted stock), with a value equal to the difference between the fair market value of a share of Common Stock on the exercise date and the base price of the SAR.

        Subject to the adjustment provisions set forth in the 2014 Plan, the Committee will not without the approval of the stockholders of the Company (i) reduce the exercise price or base price of any previously granted stock option or SAR, (ii) cancel any previously granted stock option or SAR in exchange for another option or SAR with a lower exercise price or base price or (iii) cancel any previously granted stock option or SAR in exchange for cash or another award if the exercise price of such stock option or the base price of such SAR exceeds the fair market value of a share of Common Stock on the date of such cancellation, in each case other than in connection with a change in control.

Stock Awards

        The 2014 Plan provides for the grant of Stock Awards. The Committee may grant a Stock Award either as a restricted stock award or restricted stock unit award. The Committee has the sole discretion to determine the restrictions on transferability and other restrictions applicable to a Stock Award, including vesting and forfeiture conditions relating to the satisfaction of specified performance goals during a specified performance period. The Committee may also determine whether a Stock Award is subject to repurchase by the Company upon a grantee's termination of service.

        Unless otherwise set forth in the award agreement, (i) the grantee of restricted stock will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock; provided, however, that (A) distributions other than regular cash dividends, and (B) regular cash dividends with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case, will be deposited with the Company and will be subject to the same restrictions as the restricted stock, and (ii) the grantee of restricted stock units will have no rights as a stockholder; provided, however, that if dividend equivalents are paid, then such dividend equivalents will be deposited with the Company and will be subject to the same restrictions as the restricted stock units.

Performance Measures

        Under the 2014 Plan, Stock Awards may vest based on the satisfaction of performance measures. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives will be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: (i) revenues; (ii) primary or fully-diluted earnings per share; (iii) earnings before interest, taxes, depreciation, and/or amortization ("EBITDA"); (iv) income; (v) cash flow from operations; (vi) total cash flow; (vii) return on equity; (viii) return on invested capital; (ix) return on assets; (x) net operating profits; (xi) economic value added; (xii) total stockholder return; (xiii) return on sales; (xiv) the attainment by a share of Common Stock of a specified fair market value for a specified period of time; (xv) increase in stockholder value; (xvi) net assets; (xvii) return on investments; (xviii) earnings of the Company before or after taxes and/or interest; (xix) EBITDA margin; (xx) operating income; (xxi) operating expenses; (xxii) attainment of expense levels or cost reduction goals; (xxiii) market share; (xxiv) cash flow per share; (xxv) cash flow margin or free cash flow; (xxvi) interest expense; (xxvii) gross profit or margin; (xxviii) operating margin; (xxix) net cash provided by operations; (xxx) price-to-earnings growth; and (xxxi) strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to (A) market penetration, (B) customer acquisition, (C) business expansion, (D) cost targets, (E) customer satisfaction, (F) reductions in errors and omissions, (G) reductions in lost business, (H) management of employment practices and employee benefits, (I) supervision of litigation and information technology, (J) quality and quality audit scores, (K) efficiency, and (L) acquisitions or divestitures; or (xxxii) any combination of the foregoing. The applicable performance measures may be applied on a pre- or post-tax basis and may be established or adjusted in accordance with Section 162(m) of the Code to include or exclude objectively determinable components of any performance measure, including, without limitation, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles ("Adjustment Events"). In the sole discretion of the Committee, unless such action would cause a grant to a covered employee to fail to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Committee may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. If the Committee determines that it is advisable to grant awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may grant such award without satisfying the requirements of Section 162(m) of the Code and that use performance measures other than those specified herein.

Clawback of Awards

        The awards and any cash payment or shares of Common Stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

New Plan Benefits

        The number of stock options and other forms of awards that will be granted under the 2014 Plan is not currently determinable.

U.S. Federal Income Tax Consequences

        The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2014 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2014 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2014 Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant's particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Code

        Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation's chief executive officer and the corporation's three most highly compensated executive officers other than the chief executive officer and the chief financial officer. However, "qualified performance-based compensation" is not subject to the $1 million deduction limit. To qualify as qualified performance-based compensation, the following requirements must be satisfied: (i) the performance goals are determined by a committee consisting solely of two or more "outside directors," (ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by the corporation's stockholders, and (iii) the committee certifies that the applicable performance goals are satisfied before payment of any qualified performance-based compensation is made. The Committee currently consists solely of "outside directors" for purposes of Section 162(m) of the Code. As a result, certain compensation under the 2014 Plan, such as that payable with respect to options and SARs, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the 2014 Plan, such as Stock Awards may be subject to such limit.

Stock Options

        A participant will not recognize taxable income at the time a stock option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their purchase price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the stock option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition, and (2) the excess of the fair market value of those shares on the date of exercise over the purchase price, and the Company will be entitled to a corresponding deduction.

 SARs

        A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense.

Stock Awards

        A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

        A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

The Board of Directors recommends a vote "FOR" approval of the Company's
2014 Incentive Plan.

ADDITIONAL INFORMATION

        Our Bylaws contain procedures governing how stockholders can propose other business to be considered at a stockholder meeting. The SEC has also adopted regulations (Rule 14a-8 under the Exchange Act) that govern the inclusion of stockholder proposals in the Company's annual proxy materials.

        Notice Requirements.    A stockholder wishing to propose business to be considered at a meeting must provide a brief description of the proposed business, along with the text of the proposal. The stockholder also must set forth the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. Such notice must also contain information specified in the Company's Bylaws as to the proposal of other business, information about the stockholder making the proposal and the beneficial owner, if any, on whose behalf the proposal is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a proposal and to solicit proxies in support of it.

        Notice Deadlines.    Stockholder proposals submitted pursuant to Rule 14a-8 for possible inclusion in the Company's proxy materials relating to its 2015 Annual Meeting must be received by December 2, 2014.

        Alternatively, under the Company's Bylaws, if a stockholder wants to submit a proposal for the Company's annual meeting of stockholders but does not want to include it in the Company's proxy materials, written notice of such stockholder proposal of other business must be delivered to the Company's Corporate Secretary not less than 90 nor more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the prior year's annual meeting. However, if the Company's annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year's meeting, a stockholder's written notice will be timely if it is delivered not earlier than 120 days prior to such annual meeting and by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting.

        For our 2015 Annual Meeting for stockholder proposals not proposed to be included in the Company's proxy materials, our Bylaws therefore require that such stockholder proposals must be delivered between December 2, 2014 and January 1, 2015, unless the Company's 2015 Annual Meeting takes place before April 14, 2015, or after June 15, 2015, in which case stockholder proposals must be delivered not earlier than 120 days prior to the 2015 Annual Meeting and before the later of 90 days before the date of the 2015 Annual Meeting or the 10th day following the announcement of the date of the 2015 Annual Meeting. If stockholders do not comply with these Bylaw notice deadlines, the Company reserves the right not to submit the stockholder proposals to a vote at its annual meetings

        Where to Send Notice.    Stockholder proposals must be addressed to the Company at its principal executive offices at 1101 Skokie Boulevard, Suite 300, Northbrook, IL 60062, Attention: Vice President, Secretary and General Counsel.

        At a special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Company's notice of meeting.

        Stockholders should carefully review the Company's Bylaws and Rule 14a-8 under the Exchange Act to ensure that they have satisfied all of the requirements necessary either to propose other business at a stockholder meeting or to request the inclusion of a stockholder proposal in the Company's annual proxy materials.

        The SEC permits us to deliver a single copy of the notice, annual report and proxy statement to stockholders who have the same address and last name, unless we have received contrary instructions from such stockholders. Each stockholder will continue to receive a separate proxy card. This procedure, called "householding," will reduce the volume of duplicate information you receive and reduce our printing and postage costs. We will promptly deliver a separate copy of the annual report and proxy statement to any such stockholder upon written or oral request. A stockholder wishing to receive a separate annual report or proxy statement can notify us at KapStone Paper and Packaging Corporation, 1101 Skokie Blvd., Suite 300, Northbrook, IL 60062, telephone: 847-239-8800. Similarly, stockholders currently receiving multiple copies of these documents can request the elimination of duplicate documents by contacting us as described above.

WHERE YOU CAN FIND MORE INFORMATION

        The Company's Proxy Statement for the 2014 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2013 are available on the Investors tab of the Company's website at http://ir.kapstonepaper.com. The Company files annual and quarterly reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements or other information that the Company file at the SEC's public reference rooms, Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The Company's public filings are also available at the website maintained by the SEC at http://www.sec.gov. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 was mailed along with this Proxy Statement. We will provide a copy of any of these documents to our stockholders, without charge, upon written request addressed to the Company at 1101 Skokie Blvd., Suite 300, Northbrook, IL 60062, Attention: Vice President, Secretary and General Counsel.

TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the only business the Board of Directors intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

Roger W. Stone Chairman and Chief Executive Officer

April 1, 2014
Northbrook, Illinois

ANNEX A

KAPSTONE PAPER AND PACKAGING
2014 INCENTIVE PLAN

1.    Purpose.    KapStone Paper and Packaging Corporation, a Delaware corporation ("KapStone"), desires to attract and retain the best available talent and to encourage the highest level of performance. The KapStone Paper and Packaging 2014 Incentive Plan (the "Plan") is intended to contribute significantly to the attainment of these objectives by affording eligible employees and independent contractors of KapStone and its Affiliates (as defined in Section 21) (collectively, with KapStone, the "Company") the opportunity to acquire a proprietary interest in KapStone through the grant of (i) stock options ("Options") to purchase shares of common stock, $.0001 par value per share, of KapStone (the "Common Stock"), (ii) restricted shares or the right to receive shares of Common Stock ("Restricted Stock") and (iii) stock appreciation rights to receive a payment in Common Stock or cash equal to the amount of the excess of the Fair Market Value of the Common Stock on the date of exercise over the Fair Market Value of the Common Stock on the date of grant ("Stock Appreciation Rights"; and collectively with Options and Restricted Stock, "Awards", and each individually an "Award").

2.    Administration.

        a)    The Plan shall be administered by the Compensation Committee of the Board of Directors of KapStone (the "Board"), or a subcommittee thereof, consisting of two or more members of the Board, each of whom is intended to be (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and (iii) "independent" within the meaning of the rules of the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded. A majority of the Committee shall constitute a quorum.

        b)    The Committee shall have plenary authority in its discretion, subject to and consistent with the express provisions of the Plan, to direct the grants of Awards; to determine the numbers of shares of Common Stock covered by each Award, the purchase price, if any, of the Common Stock covered by each Award, the individuals to whom an Award is given (each a "Grantee"), the time or times at which the Award shall be granted or may vest; to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, such rules and regulations as it shall deem advisable so that transactions involving Awards may qualify for exemption under such rules and regulations as the Securities and Exchange Commission may promulgate from time to time exempting transactions from Section 16(b) of the Exchange Act; to determine the terms and provisions of, and to cause the Company to enter into, agreements with Grantees in connection with Awards under the Plan ("Award Agreements"), which Award Agreements may vary from one another, as the Committee shall deem appropriate; to amend any Award Agreement from time to time with the consent of the Grantee; and to make all other determinations the Committee may deem necessary or advisable for the administration of the Plan. The Committee shall have discretion to include such provisions in the Award Agreements as it shall deem appropriate, including those related to non-competition, non-solicitation of employees or customers, the forfeiture of Awards or profits relating thereto upon a finding of fraud or other material misconduct on the part of a Grantee, or such other provisions, not inconsistent with law or the requirements of the Plan as it may from time to time determine appropriate. Every action, decision, interpretation or determination made by the Committee or the Board with respect to the application or administration of the Plan shall be conclusive and binding upon the Company and any person having or claiming any interest pursuant to any Award granted under the Plan.

        The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

        c)     Except as otherwise required by law, no member of the Board or the Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for anything whatsoever in connection with the administration of the Plan other than such member's own willful misconduct. Under no circumstances shall any member of the Board or the Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, be liable for any act or omission of any other member of the Board or the Committee. The Board, the Committee, and the Committee's delegates shall be entitled to rely, in the performance of its functions with respect to the Plan, upon information and advice furnished by KapStone's officers, KapStone's accountants, KapStone's legal counsel and any other party the Board and Committee deems necessary. No member of the Board or the Committee or any of the Committee's delegates shall be liable for any action taken or not taken in reliance upon any such advice.

3.    Eligible Persons.    Subject in the case of ISOs to Section 7(g)(i), Awards may be granted to employees, officers and directors of, and consultants and advisors to, the Company. In determining the persons to whom Awards shall be made and the number of shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and other factors deemed relevant by the Committee in connection with accomplishing the purposes of the Plan.

4.    Share Limitations under the Plan.

        a)    Subject to adjustment as provided in Section 14 and the provisions of this Section 4, a maximum of eight million five hundred thousand (8,500,000) shares of Common Stock shall be reserved for issuance pursuant to Awards granted under the Plan and no more than eight million five hundred thousand (8,500,000) shares in the aggregate may be issued under the Plan as ISOs. To the extent the Company grants an Option or a Stock Appreciation Right under the Plan, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by an amount equal to the number of shares subject to such Option or Stock Appreciation Right. To the extent the Company grants a Restricted Stock Award under the Plan, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by an amount equal to two (2) times the number of shares subject to such Restricted Stock Award. If an Award granted under the Plan or the Prior Plan, other than Substitute Awards, is forfeited, terminated, cancelled, expires without being exercised or settled in cash, or if Restricted Stock is repurchased by the Company as provided in Section 8(e), the shares of Common Stock subject to the Award, shall be available for additional grants under the Plan. Such shares shall correspondingly increase the total number of shares of Common Stock available for issuance, with such increase based on the same share ratio by which the applicable share reserve was decreased upon the grant of the applicable award under the Plan or the Prior Plan. Shares of Common Stock subject to an Award under this Plan shall not again be available for issuance under this Plan if such shares are (i) shares that were subject to an Option or Stock Appreciation Right and were not issued or delivered upon the net settlement or net exercise of such

Option or Stock Appreciation Right, (ii) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding Stock Option or Stock Appreciation Right or (iii) shares repurchased by the Company on the open market with the proceeds of an option exercise. Shares delivered to or withheld by the Company to pay the withholding taxes for Restricted Stock Awards granted under this Plan or the Prior Plan shall again be available for future issuance under this Plan, with such increase based on the same share ratio by which the applicable share reserve was decreased upon the grant of the applicable award under the Plan or the Prior Plan

        b)    KapStone may grant Awards under the Plan upon the assumption or conversion of or in substitution for awards held by employees of another corporation who become employees of KapStone or an Affiliate as the result of a merger or consolidation of the employing corporation with KapStone or an Affiliate, or as a result of the acquisition by KapStone or an Affiliate of property or stock of the employing corporation (such awards, "Substitute Awards"). Substitute Awards shall be granted on such terms as the Committee considers appropriate in the circumstances and in compliance with Section 409A of the Code. Substitute Awards shall be in addition to the limit set forth in Section 4(a), and the number of shares of Common Stock available for issuance under the Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to Awards granted under this Plan (subject to applicable stock exchange requirements).

        c)     To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which Options or Stock Appreciation Rights, or a combination thereof, may be granted during any fiscal year of KapStone to any person shall be 500,000 shares, subject to adjustment as provided for in Section 14, (ii) with respect to Restricted Stock Awards, the maximum number of shares of Common Stock subject to such awards that may be granted during any fiscal year of KapStone to any person shall be 250,000 shares, subject to adjustment as provided for in Section 14, and (iii) with respect to Awards denominated in cash, the maximum amount that may be granted during any fiscal year of KapStone to any person shall be $3 million.

        d)    The aggregate numbers set forth in this Section 4 shall be subject to adjustment as provided in Section 14.

5.    Term of Award.    The term of each Award shall be fixed by the Committee and specified in the applicable Award Agreement, but in no event shall it be more than ten years from the date of grant. Subject in the case of ISOs to Section 7(g), the term of an Award may be extended from time to time by the Committee, provided that no extension shall extend the term beyond ten years from the date of grant.

6.    Vesting.    The Committee shall determine the vesting schedule applicable to a particular Award and specify the vesting schedule in the applicable Award Agreement. Notwithstanding the foregoing the Committee may accelerate the vesting of an Award at any time.

7.    Options.

        a)    Type of Options.    Options granted under the Plan may be either incentive stock options ("ISOs") intended to meet the requirements of Section 422 of the Code or nonqualified stock options ("NSOs") which are not intended to constitute ISOs.

        b)    Rights to Purchase.    The Committee may grant Options to employees, officers and directors of, and consultants and advisors to, the Company, in such amounts, and subject to such terms and conditions as the Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine; provided, however, that an Option may be granted to employees, officers, and directors of, and consultants and advisors to Affiliates only if the underlying shares qualify, with respect to such person, as "service recipient stock" within the meaning set forth in section 409A of the Code.

        c)    Option Agreement.    The terms and conditions of each Option shall be set forth in an Option Agreement in the form approved by the Committee. Each Option Agreement shall, at a minimum, specify (i) the number of shares of Common Stock subject to the Option, (ii) whether the Option is intended to be an ISO or NSO, (iii) the provisions related to vesting and exercisability of the Option, including the Option exercise price, and (iv) that the Option is subject to the terms and provisions of the Plan. Option Agreements may differ from one another.

        d)    Termination of Relationship to the Company.

              i.  With respect to an Option granted to an individual who is an employee of the Company at the time of Option grant, unless the Option Agreement expressly provides to the contrary, (i) the Option shall terminate immediately upon the Grantee's termination of employment for Cause (as defined in Section 21); (ii) subject in the case of ISOs to Section 7(g), the Option shall terminate two years following the Grantee's termination of employment by reason of death or Disability (as defined in Section 21); (iii) subject in the case of ISOs to Section 7(g), the Option shall terminate two years after Retirement (as defined in Section 21); (iv) the Option shall terminate three months after the Grantee's termination of employment for any other reason; and (v) vesting of an Option will terminate in all cases immediately upon termination of employment. In no event shall an Option remain exercisable beyond the expiration date specified in the applicable Option Agreement. An Option Agreement may contain such provisions as the Board shall approve with reference to the determination of the date employment terminates for purposes of the Plan and the effect of leaves of absence, which provisions may vary from one another.

             ii.  With respect to an Option granted to an individual who is not an employee of the Company at the time of Option grant, the Board shall determine and specify in the applicable Option Agreement the consequences, if any, of the termination of the Grantee's relationship with the Company.

        e)    Option Price and Exercise Period.    Subject in the case of ISOs to Section 7(g), the exercise price per share of Common Stock covered by an Option shall be established by the Committee; provided, however, that (i) the exercise price per share for any Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Option is granted and (ii) no ISO granted to a 10% Shareholder (as defined in Section 7(g)) shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an ISO or NSO) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Sections 409A and 424(a) of the Code. The period for the exercise of an Option shall be established by the Committee; provided, however, that no Option shall be exercised later than ten years after the date of grant.

        f)    No Stockholder Rights.    No Grantee shall have the rights of a stockholder with respect to shares covered by an Option until such person becomes the holder of record of such shares.

        g)    ISO Provisions.

          i.    Employment Requirement; Termination of Employment, Death or Disability.    ISOs may only be awarded to employees of KapStone or a corporation which, with respect to KapStone, is a "parent corporation" or "subsidiary corporation" within the meaning of Sections 424(e) and (f) of the Code. No ISO may be exercised unless, at the time of such exercise, the Grantee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

    1)
    an ISO may be exercised within the period of three months after the date the Grantee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable Option Agreement), provided, that the Option Agreement may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a NSO under the Plan;

    2)
    if the Grantee dies while in the employ of the Company, or within three months after the Grantee ceases to be such an employee, the ISO may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Option Agreement); provided, that the Option Agreement may designate a longer exercise period and that the exercise after such one-year period shall be treated as the exercise of a NSO under the Plan; and

    3)
    if while in the employ of the Company the Grantee becomes disabled within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto, the ISO may be exercised within the period of one year after the date the Grantee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable Option Agreement) provided, that the Option Agreement may designate a longer exercise period and that the exercise after such one-year period shall be treated as the exercise of a NSO under the Plan.

For all purposes of the Plan and any Option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-1(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no ISO may be exercised after its expiration date.

          ii.    10% Shareholders.    In the case of an individual who at the time the Option is granted owns stock possessing more than 10% of the total combined voting power of all classes of the stock of KapStone or of a parent or subsidiary corporation of KapStone (a "10% Shareholder"), (i) the Option exercise price of any ISO granted to such person shall in no event be less than 110% of the Fair Market Value of the Common Stock on the date the ISO is granted and (ii) the term of an ISO granted to such person may not exceed five years from the date of grant.

          iii.    $100,000 Limit.    The aggregate Fair Market Value (determined at the time an ISO is granted) of the Common Stock covered by ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Company) may not exceed $100,000.

          iv.    Options Which Do Not Satisfy ISO Requirements.    To the extent that any Option which is issued under the Plan exceeds the limit set forth in paragraph (iii) or otherwise does not comply with the requirements of Code Section 422, it shall be treated as a NSO.

        h)    Cancellation, New Grant of Options and Buyouts.    The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Grantees, (i) the cancellation of any or all outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock and having an Option exercise price per share which may be lower or higher than the exercise price per share of the cancelled Options or (ii) the amendment of the terms of any and all outstanding Options under the Plan to provide an Option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options. The Committee may at any time offer to buy out for a payment in cash or shares, an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Grantee at the time that such offer is made. Notwithstanding anything herein to the contrary, the Committee shall not be permitted to, without receiving the approval of KapStone's stockholders, (i) reduce the grant price of any previously granted Option, (ii) cancel any previously granted Option in exchange for another Option with a lower Option exercise price or (iii) cancel any previously granted Option in exchange for cash or another award if the Option exercise price per share exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 14. The provisions of this Section 7(i) may not be altered or amended without stockholder approval.

        i)    No Deferral Feature.    The Option Agreement shall not provide for any deferral feature with respect to an Option constituting a deferral of compensation under Section 409A of the Code.

        j)    Automatic Exercise.    The Company may, in its discretion, provide in an Option Agreement or adopt procedures providing that an Option outstanding on the last business day of the exercise period of such Option (the "Automatic Exercise Date") shall be automatically exercised on the Automatic Exercise Date if the Fair Market Value of a share of Common Stock on the Automatic Exercise Date exceeds the Option exercise price per share. Payment of the Option exercise price may be made pursuant to such procedures as may be approved by the Committee from time to time and the Company shall withhold whole shares of Common Stock which would otherwise be delivered to the holder, having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with an Award, or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any federal, state, local or other taxes which may be required to be withheld or paid in connection with such Award. The Company may elect to discontinue the automatic exercise of an Option pursuant to this Section 7(j) at any time upon notice to a Grantee or to apply the automatic exercise feature only to certain groups of Grantees.

        k)    Dividend Equivalents.    Notwithstanding anything in an Option Agreement to the contrary, the holder of an Option shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such Option.

8.    Restricted Stock.

        a)    Type of Restricted Stock.    Restricted Stock granted under the Plan may be either restricted stock shares ("RS Shares") or restricted stock units ("RS Units"). "RS Shares" means shares of Common Stock which are issued and awarded to Grantees subject to a substantial risk of forfeiture and restrictions on transfer of such shares during a specified period as provided in subsection (b). "RS Units" means bookkeeping units that represent the right of a Grantee to receive the specified number of shares of Common Stock (or, in lieu thereof and to the extent permitted in the Restricted Stock Grant Agreement, the Fair Market Value of such shares in cash) upon lapse of the substantial risk of forfeiture and other restrictions on such shares during the specified period as provided in subsection (b).

        b)    Rights to Purchase.    The Committee may grant Restricted Stock to employees, officers and directors of, and consultants and advisors to, the Company, in such amounts, and subject to such terms and conditions as the Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine. The Committee may also provide for the vesting of the Restricted Share Award if specified Performance Measures (as defined in Section 21) are satisfied or met during a specified Performance Period (as defined in Section 21), and for the forfeiture of the shares of Common Stock subject to such award if specified Performance Measures are not satisfied or met during a specified Performance Period.

        c)    Restricted Stock Grant Agreement.    Restricted Stock shall be granted under a Restricted Stock Grant Agreement that shall specify whether the Restricted Stock is an Award of RS Shares or RS Units, the number of RS Shares or RS Units granted, and the terms of the restrictions referred to in subsection (b). If the Award is made in the form of RS Shares, then (i) the Award shall be further evidenced by certificates or other indicia of ownership for the shares registered in the name of the Grantee and referring to the terms, conditions, and restrictions applicable to such RS Shares; (ii) the Award of RS Shares shall be entered upon the records of the duly authorized transfer agent of the Company as soon as practicable after the Award; but (iii) the Company may retain physical possession of any such certificates, and the Company may require a Grantee awarded RS Shares to deliver a stock power to the Company, endorsed in blank, relating to the RS Shares for so long as the Restricted Stock is subject to risk of forfeiture.

        d)    Termination of Employment Prior to Vesting of Restricted Stock.    Unless the Restricted Stock Grant Agreement expressly provides to the contrary, immediately upon the termination of the Grantee's status as an employee, officer or director of, or consultant or advisor to, the Company for any reason other than the death or Disability of the Grantee, Restricted Stock granted to such Grantee that has not vested prior to such time may no longer vest, and Grantee shall forfeit all rights (and the Company shall have no further obligations) with respect to such Restricted Stock. In the event of the death or Disability of the Grantee, the Award shall immediately vest in full.

        e)    Repurchase Right.    The Committee may in its sole discretion provide that a Restricted Stock Grant Agreement shall grant the Company the right to repurchase RS Shares upon the termination for specified reasons or any reason of the purchaser's status as an employee, officer, director of, or consultant or advisor to, the Company. The purchase price for the RS Shares repurchased by the Company pursuant to such repurchase right and the rate at which such repurchase right shall lapse (if any) shall be determined by the Committee in its sole discretion and shall be set forth in the Restricted Stock Grant Agreement.

        f)    Other Provisions.    The Restricted Stock Grant Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

        g)    Rights as a Stockholder.    Unless otherwise provided in the Restricted Stock Grant Agreement:

              i.  A Grantee awarded RS Shares that have not been forfeited shall have the rights of a stockholder with respect to such RS Shares from and after the date that the Award of RS Shares is entered upon the records of the duly authorized transfer agent of the Company, including without limitation the right to vote such RS Shares and the right to receive dividends declared on the RS Shares; provided, however, that (i) any dividend in shares on RS Shares and (ii) a regular cash dividend with respect to RS Shares that are subject to performance-based vesting conditions, in each case, shall be deposited with the Company and shall be subject to the same restrictions as the shares with respect to which such distribution was made

             ii.  A Grantee awarded RS Units that have not been forfeited shall have no rights as a stockholder (unless and until shares are issued in respect of such RS Units upon lapse of the substantial risk of forfeiture), including without limitation no right to vote shares represented by such RS Units; provided, however, that if dividends (other than dividends in shares) are paid on shares represented by RS Units, then the Company will accumulate amounts equivalent to the amount of dividends and pay to the Grantee such amount when the restrictions lapse; and if dividends in shares are paid on shares, the Company will credit the Grantee with additional RS Units equal to the per-share dividend on RS Units that have not yet either vested or been forfeited, with such additional RS Units being subject to the same restrictions and for the same period as the RS Units to which they relate.

9.    Stock Appreciation Rights.

        a)    Rights to Purchase.    The Committee may grant Stock Appreciation Rights to employees, officers and directors of, and consultants and advisors to, the Company, in such amounts, and subject to such terms and conditions as the Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine; provided, however, that a Stock Appreciation Right may be granted to employees, officers, and directors of, and consultants and advisors to Affiliates only if the underlying shares qualify, with respect to such person, as "service recipient stock" within the meaning set forth in Section 409A of the Code. No Stock Appreciation Rights shall be granted under the terms and conditions which would cause such rights to be treated as deferred compensation subject to Section 409A of the Code. Grantees shall not be required to pay cash or other consideration for Stock Appreciation Rights granted hereunder, other than in the form of services performed under such terms and conditions as the Committee may determine.

        b)    Stock Appreciation Rights Agreement.    Stock Appreciation Rights shall be granted under a Stock Appreciation Rights Agreement. Each Stock Appreciation Rights Agreement shall, at a minimum, specify (i) the number of shares of Common Stock subject to the Stock Appreciation Right, (ii) the provisions related to vesting and exercisability of the Stock Appreciation Right, including the base price, and (iii) that the Stock Appreciation Right is subject to the terms and provisions of the Plan. Stock Appreciation Rights Agreements may differ from one another.

        c)    Termination of Employment Prior to Vesting of Stock Appreciation Rights.

              i.  With respect to a Stock Appreciation Right granted to an individual who is an employee of the Company at the time of Stock Appreciation Right grant, unless the Stock Appreciation Rights Agreement expressly provides to the contrary, (i) the Stock Appreciation Right shall terminate immediately upon the Grantee's termination of employment for Cause (as defined in Section 21); (ii) the Stock Appreciation Right shall terminate two years following the Grantee's termination of employment by reason of death or Disability (as defined in Section 21); (iii) the Stock Appreciation Right shall terminate two years after Retirement (as defined in Section 21); (iv) the Stock Appreciation Right shall terminate three months after the Grantee's termination of employment for any other reason; and (v) vesting of a Stock Appreciation Right will terminate in all cases immediately upon termination of employment. In no event shall a Stock Appreciation Right remain exercisable beyond the expiration date specified in the applicable Stock Appreciation Rights Agreement. A Stock Appreciation Rights Agreement may contain such provisions as the Board shall approve with reference to the determination of the date employment terminates for purposes of the Plan and the effect of leaves of absence, which provisions may vary from one another.

             ii.  With respect to a Stock Appreciation Right granted to an individual who is not an employee of the Company at the time of Stock Appreciation Right grant, the Board shall determine and specify in the applicable Stock Appreciation Rights Agreement the consequences, if any, of the termination of the Grantee's relationship with the Company.

        d)    Base Price and Exercise Period.    The base price per share of Common Stock covered by a Stock Appreciation Right shall be established by the Committee; provided, however, that the base price per share for any Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted. Notwithstanding the foregoing, a Stock Appreciation Right may be granted with a base price lower than the minimum base price set forth above if such Stock Appreciation Right is granted pursuant to an assumption or substitution for another Stock Appreciation Right in a manner qualifying under the provisions of Sections 409A and 424(a) of the Code. The period for the exercise of a Stock Appreciation Right shall be established by the Committee; provided, however, that no Stock Appreciation Right shall be exercised later than ten years after the date of grant.

        e)    Other Provisions.    The Stock Appreciation Rights Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

        f)    Rights as a Stockholder.    No Grantee shall have the rights of a stockholder with respect to shares covered by a Stock Appreciation Right until such person becomes the holder of record of such shares.

        g)    Cancellation, New Grant of Stock Appreciation Rights and Buyouts.    The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Grantees, (i) the cancellation of any or all outstanding Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Stock Appreciation Rights under the Plan covering the same or different numbers of shares of Common Stock and having a base price per share which may be lower or higher than the base price per share of the cancelled Stock Appreciation Right or (ii) the amendment of the terms of any and all outstanding Stock Appreciation Rights under the Plan to provide a base price per share which is higher or lower than the then-current base price per share of such outstanding Stock Appreciation Rights. The Committee may at any time offer to buy out for a payment in cash or shares, a Stock Appreciation Right previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Grantee at the time that such offer is made. Notwithstanding anything herein to the contrary, the Committee shall not be permitted to, without receiving the approval of KapStone's stockholders, (i) reduce the base price of any previously granted Stock Appreciation Right, (ii) cancel any previously granted Stock Appreciation Right in exchange for another Stock Appreciation Right with a lower base price or (iii) cancel any previously granted Stock Appreciation Right in exchange for cash or another award if the Stock Appreciation Right base price per share exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 14. The provisions of this Section 9(g) may not be altered or amended without stockholder approval.

        h)    No Deferral Feature.    The Stock Appreciation Right Agreement shall not provide for any deferral feature with respect to a Stock Appreciation Right constituting a deferral of compensation under Section 409A of the Code.

        i)    Automatic Exercise.    The Company may, in its discretion, provide in a Stock Appreciation Right Agreement or adopt procedures providing that a Stock Appreciation outstanding on the last business day of the exercise period of such Stock Appreciation Right (the "SAR Automatic Exercise Date") shall be automatically exercised on the SAR Automatic Exercise Date if the Fair Market Value of a share of Common Stock on the SAR Automatic Exercise Date exceeds the base price per share. The Company shall withhold whole shares of Common Stock which would otherwise be delivered to the holder, having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with an Award, or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any federal, state, local or other taxes which may be required to be withheld or paid in connection with such Award. The Company may elect to discontinue the automatic exercise of a Stock Appreciation Right pursuant to this Section 9(i) at any time upon notice to a Grantee or to apply the automatic exercise feature only to certain groups of Grantees.

        j)    Dividend Equivalents.    Notwithstanding anything in a Stock Appreciation Right Agreement to the contrary, the holder of a Stock Appreciation Right shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such Stock Appreciation Right.

10.    Exercise of Awards.

        a)    An Award other than a Restricted Stock Award may be exercised at any time and from time to time, in whole or in part, as to any or all full shares as to which such Award is then exercisable. An Award may not be exercised with respect to a fractional share. A Grantee (or other person who, pursuant to Section 11, may exercise the Award) shall exercise the Award by delivering to KapStone in the manner provided in the Award Agreement a written notice of exercise, stating the number of shares of Common Stock with respect to which the exercise is being made. Upon receipt by KapStone of any notice of exercise, the exercise of the Award as set forth in that notice shall be irrevocable.

        b)    Upon exercise of an Option, the Grantee shall pay to KapStone the Option exercise price per share of Common Stock multiplied by the number of full shares as to which the Option is then exercised. A Grantee may pay the Option exercise price by (i) tendering or causing to be tendered to KapStone cash, (ii) delivery or deemed delivery of shares of Common Stock owned by the Grantee having a Fair Market Value equal to the exercise price, (iii) authorizing KapStone to withhold whole shares of Common Stock which would otherwise be delivered to the Grantee having an aggregate Fair Market Value, determined as of the date of exercise, equal to the exercise price, (iv) delivery of other property permitted by law and acceptable to the Board or Committee, or (v) any other means which the Board or Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board).

        c)     The Company shall, in its sole discretion, take any action reasonably believed by it to be necessary to comply with local, state or federal tax laws relating to the reporting and withholding of taxes. In the event a Grantee has exercised an Award, a Grantee shall, upon notification of the amount due, promptly pay or cause to be paid the amount determined by the Company as necessary to satisfy all applicable tax withholding requirements. A Grantee may satisfy his or her tax withholding requirement in any manner satisfactory to the Company.

        d)    Any certificates or other indicia of ownership representing the shares as to which an Award has been exercised shall refer to the restrictions applicable to such shares.

11.    Nontransferability.

        a)    Except as provided in Section 11(b), Awards granted under the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution and Options and Stock Appreciation Rights may be exercised during the lifetime of the Grantee only by the Grantee or by the Grantee's guardian or legal representative. In the event of any attempt by a Grantee to transfer, assign, pledge, hypothecate or otherwise dispose of an Award or any right thereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, KapStone may terminate the Award (making such Award null and void) or repurchase the RS Shares as provided in Section 8(e) by notice to the Grantee.

        b)    Notwithstanding paragraph (a), if (and on the terms) so provided in the applicable Option Agreement, a Grantee may transfer a NSO, by gift or a domestic relations order, to a Family Member (as defined in Section 21) of the Grantee. If a NSO is transferred in accordance with this subparagraph, the Option shall be exercisable solely by the transferee, but the determination of the exercisability of the Option shall be based solely on the activities and state of affairs of the Grantee. Thus, for example, if, after a transfer with respect to an Option, the Grantee ceases to be an employee of the Company, such termination shall trigger the provisions of Section 7(d) hereof. Conversely, if after a transfer the transferee ceases to be an employee of the Company, such termination shall not trigger the provisions of Section 7(d) hereof.

12.    Governing Law; Compliance with Law; Registration of Shares.

        a)    This Plan, each Award and the related Award Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

        b)    The Plan and any grant hereunder shall be subject to all applicable laws, rules, and regulations of any applicable jurisdiction or authority or agency thereof and to such approvals by any regulatory or governmental agency which, in the opinion of Company's counsel, may be required or appropriate.

        c)     Notwithstanding any other provision of the Plan or Award Agreements made pursuant hereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

              i.  Effectiveness of any registration or other qualification of such shares of the Company under any law or regulation of any applicable jurisdiction or authority or agency thereof which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable; and

             ii.  Grant of any other consent, approval or permit from any applicable jurisdiction or authority or agency thereof or securities exchange or quotation system which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable.

The Company shall use all reasonable efforts to obtain any consent, approval or permit described above; provided, however, that except to the extent as may be specified in an Award Agreement with respect to any particular grant, the Company shall be under no obligation to register or qualify any shares of Common Stock subject to an Award under any federal or state securities law or on any exchange.

13.    Change in Control.

        a)    In the event that a Change in Control occurs, the Board may determine that (i) any Award shall be assumed, or a substantially equivalent Award shall be substituted, by an acquiring or succeeding entity (or an affiliate thereof) on such terms as the Board determines to be appropriate; (ii) upon written notice to the Grantee, provide that the Award shall terminate immediately prior to the consummation of the transaction unless exercised by the Grantee within a specified period following the date of the notice; (iii) in the event that the Change in Control is a sale or similar transaction under the terms of which holders of Common Stock receive a payment for each share of Common Stock surrendered in the transaction (the "Sales Price"), make or provide for a payment to each Grantee equal to the amount by which (A) the Sales Price times the number of shares of Common Stock subject to the Award (to the extent such Award is then exercisable or vested) exceeds (B) the aggregate exercise or base price, if any, for all such shares of Common Stock; or (iv) may make such other equitable adjustments as the Board deems appropriate.

        b)    "Change in Control" means the occurrence of any of the following: (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 35% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the consummation of the liquidation of the Company or the sale or other disposition of 50% or more of the assets of the Company; or (iv) the consummation of any merger or consolidation to which the Company is a party as a result of which the persons who were share owners of the Company immediately prior to the effective date of the merger or consolidation will have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation.

14.    Adjustments upon Changes in Capitalization.    In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the terms of each outstanding Option and Stock Appreciation Right (including the number and class of securities subject to each outstanding Option or Stock Appreciation Right and the exercise price or base price per share), (iii) the terms of each outstanding Restricted Stock Award (including the number and class of securities subject thereto) and (iv) the maximum number of securities with respect to which Awards may be granted during any fiscal year of the Company to any one Grantee, shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Options and Stock Appreciation Rights in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive. Any and all adjustments or actions taken by the Committee pursuant to this Section 14 shall be conclusive and binding for all purposes.

15.    No Right to Participation or Continued Employment or Service.    Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to continue in the employ of or service with the Company or affect the right of the Company to terminate such person's employment or other relationship with the Company at any time.

16.    Amendment; Early Termination.    Subject to Sections 7(h) and 9(g), the Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment requiring stockholder approval by law or by the rules of any stock exchange, inter-dealer quotation system, or other market in which shares of Common Stock are traded, shall be effective unless and until such stockholder approval has been obtained in compliance with such rule or law; and provided, further, that no such amendment shall materially adversely affect the rights of a Grantee in any Award previously granted under the Plan without the Grantee's written consent.

17.    Effective Date.    The Plan shall be effective as of the date of its adoption by the Board (the "Effective Date"), subject to the approval thereof by the stockholders of KapStone entitled to vote thereon within 12 months of such date. In the event that such stockholder approval is not obtained within such time period, the Plan and any Awards granted under the Plan on or prior to the expiration of such 12 month period shall be void and of no further force and effect.

18.    Termination of Plan.    Unless terminated earlier by the Board in accordance with Section 16 above, the Plan shall terminate on, and no further Awards may be granted after, the tenth anniversary of the Effective Date; provided, however, that no ISOs shall be granted later than ten (10) years after the date the Plan is adopted by the Board or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

19.    Severability.    In the event that any one or more provisions of the Plan or an Award Agreement, or any action taken pursuant to the Plan or an Award Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other jurisdiction, such unenforceability or invalidity shall not affect any other provision of the Plan or Award Agreement, but in such particular jurisdiction and instance the Plan and/or Award Agreement, as applicable, shall be construed as if such unenforceable or invalid provision had not been contained therein or if the action in question had not been taken thereunder.

20.    Awards Subject to Clawback.    The Awards and any cash payment or shares of Common Stock delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

21.    Definitions.

        a)    Affiliate.    The term "Affiliate" means any entity, whether or not incorporated, that directly or through one or more intermediaries is controlled by KapStone.

        b)    Cause.    The term "Cause" when used herein in conjunction with termination of employment (or other service relationship) means (i) if the Grantee is a party to an employment or similar agreement with the Company which defines "cause" (or a similar term), the meaning set forth in such agreement (other than death or disability), or (ii) otherwise, termination by the Company of the employment (or other service relationship) of the Grantee by reason of the Grantee's (1) intentional failure to perform reasonably assigned duties, (2) dishonesty or willful misconduct in the performance of his duties, (3) involvement in a transaction which is materially adverse to the Company, (4) breach of fiduciary duty involving personal profit, (5) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (6) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company, or (7) material breach of any provision of the Plan, the Grantee's Award Agreement or any other written agreement between the Grantee and the Company, in each case as determined in good faith by the Board, whose determination shall be final, conclusive and binding on all parties.

        c)    Disability.    Except as otherwise specified in the applicable Award Agreement or in the Grantee's Employment Agreement with the Company, the Grantee shall be deemed to have a "Disability" if the Grantee is unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as reasonably determined by the Board in good faith and in its discretion.

        d)    Fair Market Value.    As used herein, the term "Fair Market Value" of a share of Common Stock as of a specified date for the purposes of the Plan shall mean the value of a share of Common Stock determined consistent with the requirements of Sections 422 and 409A of the Code as follows: the arithmetic mean of the high and low sales prices of a share of Common Stock on the date of grant on the principal securities exchange (including the Nasdaq National Market) on which such shares are traded on the relevant date for which Fair Market Value is being determined, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the Common Stock on the date of grant in the over-the-counter market on which such shares are traded on the relevant date for which Fair Market Value is being determined. If the shares are not publicly traded, Fair Market Value of a share of Common Stock (including, in the case of any repurchase of shares, any distributions with respect thereto which would be repurchased with the shares) shall be determined in good faith by the Board or the Committee. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

        e)    Family Member of the Grantee.    As used herein, "Family Member of the Grantee" means the Grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than 50% of the voting interests.

        (f)    Performance Measures    shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met during the applicable restriction period or Performance Period as a condition to the vesting of the holder's interest in the RS Shares or RS Units. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: (i) revenues; (ii) primary or fully-diluted earnings per share; (iii) earnings before interest, taxes, depreciation, and/or amortization ("EBITDA"); (iv) income; (v) cash flow from operations; (vi) total cash flow; (vii) return on equity; (viii) return on invested capital; (ix) return on assets; (x) net operating profits; (xi) economic value added; (xii) total stockholder return; (xiii) return on sales; (xiv) the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; (xv) increase in stockholder value; (xvi) net assets; (xvii) return on investments; (xviii) earnings of the Company before or after taxes and/or interest; (xix) EBITDA margin; (xx) operating income; (xxi) operating expenses; (xxii) attainment of expense levels or cost reduction goals; (xxiii) market share; (xxiv) cash flow per share; (xxv) cash flow margin or free cash flow; (xxvi) interest expense; (xxvii) gross profit or margin; (xxviii) operating margin; (xxix) net cash provided by operations; (xxx) price-to-earnings growth; and (xxxi) strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to (A) market penetration, (B) customer acquisition, (C) business expansion, (D) cost targets, (E) customer satisfaction, (F) reductions in errors and omissions, (G) reductions in lost business, (H) management of employment practices and employee benefits, (I) supervision of litigation and information technology, (J) quality and quality audit scores, (K) efficiency, and (L) acquisitions or divestitures; or (xxxii) any combination of the foregoing. The applicable performance measures may be applied on a pre- or post-tax basis and may be established or adjusted in accordance with Section 162(m) of the Code to include or exclude objectively determinable components of any performance measure, including, without limitation, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles ("Adjustment Events"). In the sole discretion of the Committee, unless such action would cause a grant to a covered employee to fail to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. If the Committee determines that it is advisable to grant awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may grant such award without satisfying the requirements of Section 162(m) of the Code and that use Performance Measures other than those specified herein.

        (g)    Performance Period    shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an Award shall be measured and (ii) the conditions to vesting applicable to an Award shall remain in effect.

        (h)    Prior Plan    shall mean the KapStone 2006 Incentive Plan and each other plan previously maintained by the Company under which equity awards remain outstanding as of the effective date of this Plan.

        (i)    Retirement.    As used herein, "Retirement" means the termination of employment of a Grantee who has attained the age of 65.

ANNUAL MEETING OF STOCKHOLDERS OF KAPSTONE PAPER AND PACKAGING CORPORATION May 15, 2014 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at - {Insert web address where material will be hosted} Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. The election as director of the nominees listed below (except as marked to the contrary below). O John M. Chapman O Ronald J. Gidwitz O Matthew Kaplan 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014. 3. Advisory approval of the Company’s executive compensation 4. Approval of the Company’s 2014 Incentive Plan The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2014 Annual Meeting of Stockholders, and the 2013 Annual Report to Stockholders. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" ON PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20330303000000000000 7 051514 FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 KAPSTONE PAPER AND PACKAGING CORPORATION THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2014 The undersigned, having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 1, 2014, and the 2013 Annual Report on Form 10-K, hereby appoints Roger W. Stone and Matthew Kaplan, and each of them acting without the other, as the true and lawful attorneys, agents, and proxies with full power of substitution to represent and to vote as designated below, all shares of Common Stock of KapStone Paper and Packaging Corporation (the "Company") held of record by the undersigned on March 17, 2014, at the Annual Meeting of Stockholders to be held on May 15, 2014, or at any adjournment or postponement thereof. Any and all proxies heretofore given are hereby revoked. (Continued and to be marked, dated, and signed on the reverse side.)